UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Convergys Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

CONVERGYS CORPORATION

Dear Shareholder:

We invite you to attend the annual meeting of shareholders on Thursday, April 26, 2012, at the Company’s headquarters located at the Atrium One Building, Fifth Floor, 201 East Fourth Street, Cincinnati, Ohio 45202. The meeting will begin at 11:30 a.m., Eastern Daylight Time. At the meeting, you will hear a report on our business and have a chance to meet the directors and executive officers of the Company.

This booklet includes the formal notice of the annual meeting and the proxy statement. The proxy statement tells you about the agenda, procedures and rules of conduct for the meeting. It also describes how the Board of Directors operates, gives personal information about the directors and director nominees and provides information about the other items of business that will be conducted at the meeting.

The Securities and Exchange Commission permits the Company to furnish proxy materials to its shareholders via the Internet. We believe, based upon our successful experiences the past few years, that this process will provide our shareholders with the information they need, while significantly lowering the costs of delivery and reducing the environmental impact of our annual meeting. You also may request a printed copy.

Even if you only own a few shares of Convergys Corporation common stock, we want your shares to be represented at the meeting. You can vote your shares on the Internet, by toll-free telephone call or proxy card.

To attend the meeting in person, please follow the instructions in this proxy statement.

Sincerely,

Philip A. Odeen
Non-Executive Chairman of the Board

Jeffrey H. Fox
Chief Executive Officer

March 16, 2012

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF

CONVERGYS CORPORATION

201 East Fourth Street

Cincinnati, Ohio 45202

Time:

Doors open:	10:30 a.m.	Eastern Daylight Time
Meeting begins:	11:30 a.m.	Eastern Daylight Time

Date:

Thursday, April 26, 2012

Place:

Atrium One Building

201 East Fourth Street

Fifth Floor

Cincinnati, Ohio 45202

Purpose:

•	To elect five directors for one-year terms;

•	To ratify the appointment of the independent registered public accounting firm;

•	To consider approval of the Convergys Corporation Annual Executive Incentive Plan;

•	To consider approval, on an advisory basis, of the compensation of our named executive officers; and

•	To conduct other business if properly brought before the meeting.

Convergys Corporation shareholders of record on February 27, 2012 may vote at the meeting.

On or about March 16, 2012, we will begin mailing to shareholders of record as of February 27, 2012, and materials will be available at www.edocumentview.com/cvgb.

Your vote is important. Please vote your shares promptly. To vote your shares, use the Internet, call the toll-free telephone number as described in the instructions on your proxy card or complete, sign, date and return your proxy card.

By order of the Board of Directors

Julia A. Houston

Senior Vice President, General Counsel and

Corporate Secretary

March 16, 2012

GENERAL INFORMATION

Who May Vote. Persons who were shareholders of Convergys Corporation (“Convergys” or the “Company”) as of the record date, February 27, 2012, may vote at the meeting.

Notice Regarding the Internet Availability of Proxy Materials. In accordance with a rule adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder, we are furnishing the proxy materials, including this Proxy Statement and the 2011 Annual Report to Shareholders, by providing access to them on the Internet. Shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a notice is mailed to each of our shareholders of record with instructions on how to access and review the proxy materials on the Internet, as well as how to request printed copies.

These materials include our:

•	Proxy Statement for the Annual Meeting to be held on April 26, 2012; and

•	2011 Annual Report to Shareholders, which includes our audited consolidated financial statements.

Shareholder of Record or Beneficial Owner. If your shares are registered directly in your name with the Company’s transfer agent, you are considered the “shareholder of record” of those shares. The Company will send the notice for access directly to all shareholders of record. If, however, your shares are held in a stock brokerage account, by a bank or other nominee, your broker, bank or other nominee is considered the shareholder of record and you are considered the “beneficial owner” of those shares. In this case, the broker, bank or other nominee is responsible for forwarding the notice for access to you and providing instructions on voting.

How to Vote. You may vote by proxy or in person at the meeting. We suggest that you vote by proxy even if you plan to attend the meeting. If you are the shareholder of record, you can vote by proxy in one of three ways:

•	Via Internet: Go to www.envisionreports.com/cvgb and follow the instructions. The numbers you will need to cast your vote are identified in the shaded bar located on your proxy card.

•	By telephone: Call toll-free 1-800-652-8683 and follow the instructions. The numbers you will need to cast your vote are identified in the shaded bar located on your proxy card.

•	In writing: Complete, sign, date and return your proxy card in the enclosed envelope.

If you are a beneficial owner of your shares, please follow the instructions provided by your broker, bank or other nominee.

How Proxies Work. Convergys’s Board of Directors (the “Board”) is asking for your proxy. Giving the Board your proxy means that you authorize the individuals designated as proxies to vote your shares at the annual meeting in the manner you direct. With respect to Proposal 1 you may vote for all, some or none of the director nominees. With respect to Proposals 2, 3 and 4 you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposals 2, 3 or 4, the abstention will have the same effect as an AGAINST vote.

Your proxy card covers all shares registered in your name. If you own shares in the Convergys Corporation Retirement and Savings Plan (the “Retirement and Savings Plan”) or the Convergys Corporation Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), your proxy card includes those shares, too. The trustee of each of these plans will vote your plan shares as directed by you. If you do not provide voting instructions, the trustee of each of these plans will vote your plan shares in proportion to the voting instructions it has received.

If you give the Board your signed proxy, but do not specify how to vote, the individuals named as proxies will vote your shares:

•	FOR all the director nominees;

•	FOR the Audit Committee’s proposal to ratify the appointment of the independent registered public accounting firm;

•	FOR approval of the Annual Executive Incentive Plan;

•

FOR approval of the Company’s compensation of its named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement; and

•	in accordance with their judgment, upon such other matters if they are properly brought before the meeting.

If you hold shares through a broker, bank or other nominee, you should receive materials from that broker, bank or other nominee asking how you want to vote your shares. Review the voting form used by that firm to see if it offers Internet or telephone voting, and follow the voting instructions on that form.

Revoking a Proxy. You may revoke your proxy before the annual meeting by:

•	sending written notice to our Corporate Secretary, which must be received prior to the annual meeting;

•	submitting a later-dated proxy, which we must receive prior to the annual meeting;

•	casting a new vote through the Internet or by telephone before 1:00 a.m. Eastern Daylight Time, on April 26, 2012; or

•	attending the annual meeting and revoking your proxy in person if you are the shareholder of record of your shares.

If your shares are held in the name of your broker, bank or other nominee and you wish to revoke your proxy in person at the meeting, you must bring an account statement or letter from the broker, bank or other nominee indicating that you were the beneficial owner of the shares on the record date.

Tabulation of Voting. Independent inspectors of election tabulate the votes on all of the proposals.

Quorum. In order to carry on the business of the annual meeting, there must be a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Proposal 1—Election of Directors. Under Ohio law, the nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld are not counted toward the election of directors or toward the election of the individual nominees specified on the proxy.

Under the Company’s Code of Regulations, any director who receives a greater number of “withhold” votes than votes “for” in an uncontested election must promptly tender an offer of resignation to the Board. The Governance and Nominating Committee will consider the resignation offer, and then make a recommendation to the Board whether to accept or reject it. The Board will act on the Governance and Nominating Committee’s recommendation within 90 days following certification of the shareholder vote. The Board will promptly disclose its decision whether to accept or reject the director’s resignation offer.

Proposal 2—Ratification of Selection of Ernst & Young LLP. Ratification by shareholders of the selection of auditors must be approved by the holders of at least a majority of the shares entitled to vote and present in person or represented by proxy. If you ABSTAIN from voting on this proposal, the abstention will have the same effect as an AGAINST vote.

Proposal 3—Approval of the Convergys Corporation Annual Executive Incentive Plan. This proposal must be approved by the holders of at least a majority of the shares entitled to vote and present in person or represented by proxy. If you ABSTAIN from voting on this proposal, the abstention will have the same effect as an AGAINST vote.

Proposal 4—Approval, on an advisory basis, of the compensation of our named executive officers. This proposal must be approved by the holders of at least a majority of the shares entitled to vote and present in person or represented by proxy. If you ABSTAIN from voting on this proposal, the abstention will have the same effect as an AGAINST vote.

If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute “broker non-votes.” In tabulating the voting results for the election of directors and each of the proposals, shares that constitute broker non-votes are not considered entitled to vote. Thus, broker non-votes will not affect the outcome of the election of directors or the proposal being voted on.

Attending in Person. Shareholders of record as of February 27, 2012 may attend the annual meeting. For shareholders of record, an admission ticket is attached to your proxy card. You will need the ticket and a photo ID to enter the meeting.

If your shares are held in the name of your broker, bank or other nominee, you must bring to the meeting an account statement or letter from your broker, bank or other nominee indicating that you beneficially owned the shares on February 27, 2012, the record date for voting. A photo ID will also be required to enter the meeting.

Conduct of the Meeting. The Chairman of the meeting has broad authority to conduct the annual meeting in an orderly manner. This authority includes establishing rules for all activities during the meeting and in the question and answer session, which follows the meeting. In light of the need to conclude the meeting within a reasonable period of time, there are time limits for speaking and there is no assurance that every shareholder who wishes to speak will be able to do so. For safety and security reasons, cameras and other recording devices are not allowed in the meeting. Copies of the rules will be available at the meeting.

Contact Information. If you, as a shareholder have questions, need more information about the annual meeting or would like printed copies of the materials mentioned above, please write to:

Corporate Secretary

Convergys Corporation

201 East Fourth Street

Cincinnati, Ohio 45202

or

call the Corporate Secretary’s office at (513) 723-2442.

For information about shares registered in your name, call Computershare toll free at 1-877-294-8217 or access your account via the Internet at www.computershare.com/investor.

CORPORATE GOVERNANCE

Board Meetings and Executive Sessions. The Board held 11 meetings in 2011, and there were 5 sessions where the directors met without management (“Executive Sessions”). Each of the Board’s committees also met in Executive Session, generally at the end of each of their committee meetings. The Company encourages all of its directors to attend the annual meeting of shareholders. All directors attended the 2011 annual meeting. Each director attended at least 80% of the total number of meetings of the Board and committees of which he/she was a member.

Presiding Director. The Board appoints an outside director to act as the principal communicator between the Board and the Chief Executive Officer (the “CEO”) as well as to lead the Board’s Executive Sessions (the “Presiding Director”). The Presiding Director also has the authority under the Company’s Governance Principles to convene meetings of the Board where only outside directors are present and to lead Executive Sessions where only outside directors are present.

Jeffrey H. Fox currently serves as the Company’s CEO and Philip A. Odeen currently serves as the Non-Executive Chairman and as the Presiding Director. The Board has selected this leadership structure in the belief that, at the current time, separating the principle executive officer and board chairman positions allows for a more efficient division of responsibilities in light of the high demands on the time of each of Messrs. Fox and Odeen. In particular, the Board considered that Mr. Odeen, a former chairman and CEO of a large public company, has the requisite skills and experience to assume the duties of Non-Executive Chairman, allowing Mr. Fox to focus his time and attention on the duties of CEO. The Board does not believe the separation of the Chief Executive Officer and Non-Executive Chairman positions would be preferred in all circumstances. The Board does believe that the separation of the CEO and Presiding Director is important and does require that governance structure in its Governance Principles.

Shareholders and other interested parties who wish to communicate with Convergys’s Non-Executive Chairman and Presiding Director, Philip A. Odeen, or with the non-employee directors, may address correspondence to:

Philip A. Odeen

Non-Executive Chairman and Presiding Director

Convergys Corporation

P.O. Box 1895

201 East Fourth Street

Cincinnati, OH 45201-1895

Governance Principles. The Board has adopted Governance Principles, which contain information about the structure and functioning of the Board. These principles are available on the “Corporate Governance” page of the Investor Relations section of the Company’s website at www.convergys.com.

Shareholder Communications. Shareholders may communicate with the Board by written correspondence addressed to:

Convergys Corporation

Attention: Independent Directors

P.O. Box 1895

201 East Fourth Street

Cincinnati, OH 45201-1895

Compensation and Benefits Committee Interlocks and Insider Participation. No member of the Compensation and Benefits Committee is an employee of the Company, is or formerly was an officer of the Company, or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K of the Securities Act of 1933, as amended. No member of the Board is an executive officer of another company of which an executive officer of the Company serves as a director.

CODE OF ETHICS AND GOVERNANCE PRINCIPLES

In accordance with applicable New York Stock Exchange (“NYSE”) Listing Standards and the SEC Regulations, the Company has adopted a Code of Business Conduct and Ethics (which serves as the Code of Ethics for the directors, officers and employees of the Company), which is available on the “Corporate Governance” page of the Investor Relations section of our website at www.convergys.com. A copy in printed form is available upon request to our Corporate Secretary. The Board has also adopted Governance Principles. The Governance Principles can be found on the “Corporate Governance” page of the Investor Relations section of our website at www.convergys.com and are also available in printed form to any shareholder who submits a request to the Corporate Secretary.

BOARD OF DIRECTORS AND COMMITTEES

The Company currently has 10 directors, a number set by the Board in December 2011. The Company’s Amended Articles of Incorporation, approved at the 2010 Annual Meeting, state that at the annual meeting of shareholders in 2011, and at each annual meeting of shareholders thereafter, the successors to the directors whose term then expires will be elected to hold office until the next annual meeting and until a successor is elected, or until the director’s earlier resignation, removal from office, or death. Directors elected at the 2011 annual meeting of shareholders will hold office until the 2012 annual meeting of shareholders and until a successor is elected, or until the director’s earlier resignation, removal from office, or death. Any director elected to fill a vacancy in the board of directors that results from an increase in the number of directors of the Company will be elected to hold office until the next annual meeting and until a successor is elected, or until the director’s earlier resignation, removal from office or death. Any director elected to fill a vacancy not resulting from an increase in the number of directors will hold office for the remaining term of his or her predecessor.

The Company has five standing board committees: the Audit Committee, the Compensation and Benefits Committee, the Executive Committee, the Finance Committee and the Governance and Nominating Committee. Each of these committees, except the Executive Committee, has a written charter approved by the Board. The charters for the Committees can be found under the “Corporate Governance” page of the Investor Relations section of the Company’s website at www.convergys.com and also are available in printed form to any shareholder who submits a request to the Corporate Secretary.

Set forth below is the current membership of each standing committee of the Board with the number of meetings held during 2011, in parentheses:

Audit Committee (9)	Compensation and Benefits Committee (6)	Executive Committee (0)	Finance Committee (4)	Governance and Nominating Committee (7)
Mr. Wallman (Chair)	Mr. Gibbs (Chair)	Mr. Odeen (Chair)	Mr. Barrett (Chair)	Mr. Monahan (Chair)
Mr. Brittain	Mr. Nelson	Mr. Barrett	Mr. Gibbs	Mr. Barrett
Mr. Devenuti	Mr. Odeen	Mr. Fox	Mr. Nelson	Mr. Odeen
Ms. Herman		Mr. Gibbs	Mr. Wallman
Mr. Monahan		Mr. Monahan
Mr. Wallman

Audit Committee

The Audit Committee’s primary roles are to:

•	oversee the integrity of the Company’s financial statements;

•	oversee the Company’s compliance with legal and regulatory requirements;

•	assess the independent accountants’ qualifications and independence;

•	review the performance of the Company’s internal audit function and the independent accountants; and

•	oversee the Company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established.

The Audit Committee is directly responsible for the appointment of the independent registered public accounting firm. Both the internal auditors and the independent accountants periodically meet alone with the Audit Committee and have unrestricted access to the Audit Committee. The Board and the Audit Committee have designated Mr. Wallman as an “audit committee financial expert.” Further, each member of the Audit Committee is deemed financially literate, as that term is defined by the NYSE.

Compensation and Benefits Committee

The Compensation and Benefits Committee’s primary roles are to:

•	oversee the Company’s executive compensation plans and programs and review and recommend changes to these plans and programs to keep management’s and shareholders’ interests aligned;

•	assess the risks associated with Company compensation programs and executive compensation;

•	review and evaluate the performance of the CEO against corporate goals and objectives;

•	review and recommend for the full Board’s approval the compensation of the CEO;

•	review the performance of the Company’s other executive officers and approve their compensation;

•	review and discuss with management the Compensation Discussion and Analysis included in the proxy statement; and

•	assess the risks associated with executive compensation and with each compensation program.

The CEO provides recommendations regarding the general design of the Company’s compensation plans for Committee approval as well as specific compensation actions involving the executive officers. The CEO is not present during Committee meetings at which compensation actions involving the CEO are discussed.

In accordance with the Committee’s Charter, the Committee has the sole authority, to the extent deemed necessary and appropriate, to retain and terminate any compensation consultants, outside counsel or other advisors to the Committee, including the sole authority to approve the consultant’s or advisor’s fees and other retention terms. Pursuant to its authority under its Charter, the Committee directly engages an independent outside consulting firm, Frederic W. Cook Co., Inc. (“FW Cook”), to provide advice on executive compensation matters and to assist the Committee in its review of the compensation for the CEO and his direct reports. FW Cook has no other business relationship with the Company. When appropriate, the Committee has discussions with its consultant without management present to ensure candor and impartiality.

Management also periodically may retain consultants to research and present information to management related to compensation trends and “best practices” in executive and non-employee director compensation. Executive compensation databases and other resources provided by the consulting firms set the foundation for a benchmarking process, which in turn serves as part of the basis for setting levels of compensation for each of the executive officers and non-employee directors.

Executive Committee

The Executive Committee has authority to act on behalf of the Board on most matters during the period between regular Board meetings.

Finance Committee

The Finance Committee’s primary roles are to:

•	review the capital structure of the Company;

•	review and recommend to the Board short-term borrowing limits and proposed financings;

•	review and recommend to the Board significant mergers, acquisitions and divestitures;

•	review pension plan funding; and

•	review the performance of the pension plan’s investment portfolio and manager.

Governance and Nominating Committee

The Governance and Nominating Committee’s primary roles are to:

•	evaluate and recommend director nominees;

•	monitor the functions of Board committees and conduct evaluations of the Board and its committees;

•	review and respond to shareholder proposals and concerns; and

•	review the Company’s corporate governance system and recommend to the Board principles, policies and procedures for dealing with corporate governance.

Director Independence

The Board annually reviews the independence of each of the directors. Based on the information supplied by each director, the Board has determined that, with the exception of Mr. Fox, all of the directors qualify as being independent pursuant to the Rules and Listing Standards of the NYSE and the SEC. All of the members of the Board’s Audit Committee, Compensation and Benefits Committee, Governance and Nominating Committee and Finance Committee are independent directors. Members of the Compensation and Benefits Committee are also “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code (“Code”). None of the independent directors has any related party relationship prohibited by the Rules of the NYSE.

In making its independence determination, the Board considered the specific relationships described below between directors and companies with which those directors are affiliated.

John F. Barrett is a director and the Chief Executive Officer of Western & Southern Financial Group, Inc., and its subsidiary, The Western and Southern Life Insurance Company. Western & Southern Financial Group owns more than five percent of the outstanding common shares of Convergys and also owns Tri-State Ventures, LLC, which is the general partner of an investment fund in which certain assets of the Convergys Corporation Pension Plan (the “Pension Plan”) are invested. The Board has determined that Mr. Barrett’s relationship with Western & Southern does not disqualify Mr. Barrett from being deemed independent under the Rules of the NYSE.

Richard R. Devenuti is the President of Information Intelligence Group, a Division of EMC2 Corporation. In 2011, the Company utilized EMC2 Corporation to provide the Company with storage and security products. The Board has determined that Mr. Devenuti’s relationship with EMC2 Corporation does not disqualify Mr. Devenuti from being deemed independent under the Rules of the NYSE.

Ronald L. Nelson is a director and the Chief Executive Officer of Avis Budget Group, Inc. In 2011, the Company utilized the automobile rental services of the Avis Budget Group, Inc. The Board has determined that Mr. Nelson’s relationship with Avis Budget Group, Inc. does not disqualify Mr. Nelson from being deemed independent under the Rules of the NYSE.

Director Qualifications

Convergys’s Governance Principles (“Governance Principles”) contain criteria that may be applied in the evaluation of nominees for a position on its Board. Under these Governance Principles, the Board performs on a regular basis an assessment of the skills and characteristics needed by the Board in the context of the current composition of the Board and the Board’s succession plan. Skills and characteristics to be considered include: (i) judgment, (ii) experience, (iii) skills, (iv) accountability and integrity, (v) financial literacy, (vi) leadership abilities, (vii) industry knowledge, (viii) diversity (both in perspectives as well as Board heterogeneity), (ix) other Board appointments, and (x) independence. These factors are considered by the directors in their judgment; the

Governance Principles provide no formula or rules for the weighting of these factors. These principles are available on the “Corporate Governance” page of the Investor Relations section of the Company’s website at www.convergys.com.

The Board does not have a specific diversity policy, but, in accordance with the Governance Principles, the Board and the Governance and Nominating Committee, consider diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. The Company believes that diversity is important because a variety of experiences and points of view contribute to a more effective decision-making process.

In determining whether an incumbent director should stand for re-election, the Governance and Nominating Committee considers the above factors as well as that director’s attendance at meetings, achievement of satisfactory performance and other matters determined by the Board.

Director Nomination Process

Suggestions for director nomination for election at the 2013 Annual Meeting can be brought to the attention of the Board by the Governance and Nominating Committee, by individual members of the Board or by shareholders. A shareholder wishing to suggest an individual for nomination should submit the suggestion by certified mail, return receipt requested, to the Governance and Nominating Committee, c/o Corporate Secretary, at the address listed on page 3.

All suggested nominees must be submitted by the close of business on November 15, 2012, and meet (1) the criteria set forth in the Governance Principles adopted by the Board, (2) the standards of independence established by the NYSE and the SEC and (3) other applicable laws, rules and regulations related to service as a director of the Company. They also must agree to accept a nomination for Board candidacy. Nominations of qualified individuals will be screened by the Governance and Nominating Committee. The Governance and Nominating Committee has the authority to engage third-party services to assist in identifying and evaluating qualified director candidates.

Risk Management and Oversight Process

The entire Board and each of its committees are involved in overseeing risk associated with the Company. The Board and the Audit and Finance Committees monitor the Company’s credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and internal and external auditors and other advisors. In its periodic meetings with the internal auditors and the independent accountants, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The Board and the Governance and Nominating Committee monitor the Company’s governance and succession risk by regular review with management and outside advisors. The Board and the Compensation and Benefits Committee monitor CEO succession and the Company’s compensation policies and related risks by regular reviews with management and the Committee’s outside advisors.

RELATED PARTY TRANSACTIONS

The Company has a written policy for the review of transactions involving the Company and “related parties” (directors and executive officers and their immediate family members and shareholders owning five percent or more of the Company’s outstanding stock). A related party transaction must be reviewed by the Audit Committee, which will ratify or approve the transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of the Company and that either the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, or the products or services being acquired are of a nature, quantity or quality, or on other terms, that are not readily available from other sources. For purposes of this policy, a “related party transaction” is any transaction in which the Company was or is to be a participant and in which any related party has a direct or indirect material interest, other than transactions that: (i) involve less than $120,000 when aggregated with all similar transactions, (ii) are available to all employees generally, and (iii) involve compensation of executive officers or directors duly authorized by the appropriate Board committee.

In 2011, the Company paid Jeffrey H. Fox, the Company’s Chief Executive Officer and a director, $407,542 to reimburse him for business use of his personal aircraft at a fixed hourly rate as provided in Mr. Fox’s employment letter (which was approved by the Board of Directors). Under the employment letter, the Compensation and Benefits Committee periodically reviews Mr. Fox’s business use of the aircraft for reasonableness. In addition, under the Company’s policy with respect to related party transactions, the Audit Committee has approved the arrangement for 2012 as being in the best interests of the Company and at a rate that is comparable to, or better than, the rate that could be obtained in arm’s length dealings with an unrelated third party.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Amended Articles of Incorporation, approved at the 2010 Annual Meeting, state that at the annual meeting of shareholders in 2011 and at each annual meeting of shareholders thereafter, the successors to the directors whose term then expires shall be elected to hold office until the next annual meeting and until a successor is elected, or until the director’s earlier resignation, removal from office or death. Directors elected at the 2009 and 2010 annual meetings of shareholders shall hold office until, respectively, the 2012 and 2013 annual meeting of shareholders and until a successor is elected, or until the director’s earlier resignation, removal from office or death. Any director elected to fill a vacancy in the board of directors that results from an increase in the number of directors of the Company shall be elected to hold office until the next annual meeting and until a successor is elected, or until the director’s earlier resignation, removal from office or death. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.

The Board has nominated: John F. Barrett, Jeffrey H. Fox, Joseph E. Gibbs, Joan E. Herman, and Ronald L. Nelson, all of whom are incumbent directors, for election as directors to serve for a one-year term until the 2013 Annual Meeting of Shareholders. Willard W. Brittain, Jr., a director since 2008, has decided not to stand for re-election for personal reasons. He has no disagreements with management or the Board of Directors.

Personal information on the nominees, as well as each continuing director, is provided below. If a director nominee becomes unavailable before the election, your proxy authorizes the proxies to vote for a replacement nominee if named by the Board.

The Governance Principles provide that a director’s final term is to end at the annual meeting of shareholders following such director’s 72nd birthday. Therefore, under the circumstance of reaching such age, a director may not serve his or her entire term. The Governance and Nominating Committee is granted the discretion under the Governance Principles to waive this requirement. The Governance and Nominating Committee has agreed to waive this requirement and extend the date on which Philip A. Odeen is required to retire until the Annual Meeting of Shareholders following his 77th birthday (the 2013 Annual Meeting of Shareholders).

THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES SET FORTH BELOW:

NOMINEES FOR DIRECTORS

(Terms expire in 2012)

John F. Barrett
	Age:	62
	Director Since:	May 1998
	Committees:	Executive Committee, Finance Committee (Chair), Governance and Nominating Committee
	Principal Occupation:	Chairman of the Board, Western & Southern Financial Group, Inc. and The Western and Southern Life Insurance Company since 2002; President and Chief Executive Officer, Western & Southern Financial Group, Inc. since 2000; President and Chief Executive Officer, The Western & Southern Financial Group and its predecessors since 1994
	Other Current Public Company Directorships:	Cintas Corporation
	Chosen to Serve:	Chosen to serve as a Director based upon his leadership experience and judgment, CEO and Board Chairman experience, financial services and insurance industry knowledge, as well as his diversity of viewpoint and experience. Mr. Barrett also represents one of the Company’s largest shareholders.
	Public Company Directorships held during the past 5 years (no longer serving):	The Fifth Third Bancorp and its subsidiary, The Fifth Third
Bank; and The Andersons, Inc.

Jeffrey H. Fox
	Age:	49
	Director Since:	February 2009
	Committees:	Executive Committee
	Principal Occupation:	President and Chief Executive Officer of the Company since February 2010
	Prior Positions Held:	Principal and former Chief Executive Officer, The Circumference Group LLC (2009-2010); Chief Operating Officer, Alltel Corporation (2007-2008); Group President, Shared Services, Alltel Corporation (2003-2007)

	Other Current Public Company Directorships:	None

	Chosen to Serve:	Chosen to serve as a Director based upon his leadership experience and judgment, CEO and transactional experience, industry knowledge of communications and billing, as well as his diversity of viewpoint and experience.
	Public Company Directorships held during the past 5 years (no longer serving):	None

Joseph E. Gibbs
	Age:	62
	Director Since:	December 2000
	Committees:	Compensation and Benefits Committee (Chair), Executive Committee, Finance Committee
	Principal Occupation:	Chairman, Gibbs Investments, LLC since 2002
	Prior Positions Held:	Co-Founder, Vice Chairman, President and Chief Executive Officer, TGC, Inc. (The Golf Channel) (1991-2001)
	Other Current Public Company Directorships:	None
	Chosen to Serve:	Chosen to serve as a Director based upon his leadership experience and judgment, prior CEO and Board Chairman experience, cable and billing industry knowledge, as well as his diversity of viewpoint and experience.

	Public Company Directorships held during the past 5 years (no longer serving):	None

Joan E. Herman
	Age:	58
	Director Since:	December 2011
	Committees:	Audit Committee
	Principal Occupation:	President and Chief Executive Officer of Herman & Associates LLC since 2008
	Prior Positions Held:	President and Chief Executive Officer, Consumer Business Unit, Wellpoint, Inc. (2007-2008); President and Chief Executive Officer, Specialty, Senior and State Sponsored Business, Wellpoint, Inc. (2004-2007); President and Chief Executive Officer, Senior, Specialty and State Sponsored Programs, Wellpoint, Inc. (2000-2004); Group President, Senior and Specialty Businesses, Wellpoint, Inc. (1999-2000); President, Specialty Businesses, Wellpoint, Inc. (1998-1999)
	Other Current Public Company Directorships:	QualiCorp, SA

	Chosen to Serve:	Chosen to serve as a Director based upon her leadership experience and judgment, prior and current experience as President and CEO, healthcare and insurance industry knowledge, as well as her diversity of viewpoint and experience.

	Public Company Directorships held during the past 5 years (no longer serving):	MRV Communications, Inc.

Ronald L. Nelson
	Age:	59
	Director Since:	August 2008
	Committees:	Compensation and Benefits Committee, Finance Committee
	Principal Occupation:	Chairman and Chief Executive Officer, Avis Budget Group, Inc. since 2006
	Prior Positions Held:	President and Chief Financial Officer, Cendant Corporation (2003-2006)
	Other Current Public Company Directorships:	Avis Budget Group, Inc. and Hanesbrands Inc.
	Chosen to Serve:	Chosen to serve as a Director based upon his leadership experience and judgment, CEO, Board Chairman, CFO and transactional experience, as well as his diversity of viewpoint and experience.

	Public Company Directorships held during the past 5 years (no longer serving):	Cendant Corporation

DIRECTORS

(Terms expire in 2013)

Richard R. Devenuti
	Age:	53
	Director Since:	August 2009
	Committees:	Audit Committee
	Principal Occupation:	President, Information Intelligence Group, a Division of EMC[2] Corporation since October 2010, Senior Vice President, EMC[2] Corporation since 2008
	Prior Positions Held:	Corporate Senior Vice President, Microsoft Corporation (2004-2006); Vice President and Chief Information Officer, Microsoft Corporation (2000-2004)
	Other Current Public Company Directorships:	St. Jude Medical Inc.

	Chosen to Serve:	Chosen to serve as a Director based upon his leadership experience and judgment, prior experience as a CIO and contact center operations leader, industry knowledge in technology and customer care, as well as his diversity of viewpoint and experience.

	Public Company Directorships held during the past 5 years (no longer serving):	Xeta Technologies Corporation

Thomas L. Monahan III
	Age:	45
	Director Since:	February 2008
	Committees:	Audit Committee, Executive Committee, Governance and Nominating Committee (Chair)
	Principal Occupation:	Chairman and Chief Executive Officer, The Corporate Executive Board Company since January 2008; Chief Executive Officer, The Corporate Executive Board Company since 2005
	Prior Positions Held:	General Manager of the Finance, Legal & Administration, Strategy & Innovation, Information Technology and Operations Divisions, The Corporate Executive Board Company (2002-2005)

	Other Current Public Company Directorships:	The Corporate Executive Board Company

	Chosen to Serve:	Chosen to serve as a Director based upon his leadership experience and judgment, CEO and Board Chairman experience, as well as industry knowledge in data and customer analytics and his diversity of viewpoint and experience.

	Public Company Directorships held during the past 5 years (no longer serving):	None

Philip A. Odeen
	Age:	76
	Director Since:	March 2000
	Committees:	Compensation and Benefits Committee, Executive Committee (Chair), Governance and Nominating Committee
	Principal Occupation:	Non-Executive Chairman, The AES Corporation since January 2008
	Prior Positions Held:	Non-Executive Chairman, Avaya Inc. (July 2006–October 2007); Non-Executive Chairman, The Reynolds and Reynolds Company (2005–2006); Chief Executive Officer, QinetiQ NA Ops. (2005–2006); Chief Executive Officer, The Reynolds and Reynolds Company (July 2004–January 2005)

	Other Current Public Company Directorships:	The AES Corporation and Booz Allen Hamilton

	Chosen to Serve:	Chosen to serve as a Director based upon his leadership experience and judgment, prior and current experience as CEO and Board Chairman, industry knowledge in a myriad of industries, as well as his diversity of viewpoint and experience.
	Public Company Directorships held during the past 5 years (no longer serving):	Northrop Grumman Corporation, Avaya Inc., and QinetiQ
North American Operations

Richard F. Wallman
	Age:	60
	Director Since:	June 2007
	Committees:	Audit Committee (Chair), Executive Committee, Finance Committee
	Principal Occupation:	Retired Senior Vice President and Chief Financial Officer, Honeywell International, Inc. since July 2003
	Prior Positions Held:	Senior Vice President and Chief Financial Officer of Honeywell International, Inc. (March 1995–July 2003)
	Other Current Public Company Directorships:	Ariba, Inc., Dana Holding Corporation, Tornier, Inc., Charles
River Laboratories, and Roper Industries, Inc.

	Chosen to Serve:	Chosen to serve as a Director based upon his leadership experience and judgment, prior CFO experience, Audit Committee experience, industry knowledge in diversified manufacturing, as well as his diversity of viewpoint and experience.

	Public Company Directorships held during the past 5 years (no longer serving):	Hayes Lemmerz International Inc., Lear Corporation, and Avaya

SHARE OWNERSHIP

General

On the record date, February 27, 2012, the outstanding securities of the Company consisted of 116,078,121 Common Shares, without par value (“Common Shares”). The Company also has 69,521,744 Common Shares which are held in treasury and are not considered outstanding for quorum, voting or other purposes. Each Common Share has one vote on each matter presented for action at the annual meeting of shareholders. The following table sets forth information, as of the record date, with respect to those persons that the Company believes to be beneficial owners of more than five percent of the Company’s voting securities. The SEC has defined “beneficial owner” of a security to include any person who has or shares voting power or investment power with respect to any such security or has the right to acquire beneficial ownership of any such security within 60 days.

Title of Class	Beneficial Owner	Number of Common Shares		Percent of Class(1)
Common Shares	BlackRock Inc. 40 East 52nd Street New York, NY 10022	9,613,193	(2)	8.33%

Common Shares	Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	8,016,503	(3)	6.95%

Common Shares	The Western and Southern Life Insurance Co. 400 Broadway Cincinnati, OH 45202	7,445,110	(4)	6.45%

Common Shares	LSV Asset Management 1 N. Wacker Drive Suite 4000 Chicago, IL 60606	6,419,260	(5)	5.56%

(1)	This percentage is based upon 115,402,612 Common Shares outstanding as of December 30, 2011.

(2)

Information is based upon Amendment No. 2 to Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 13, 2012, which reported sole voting power and sole dispositive power over 9,613,193 shares. According to this filing, these shares are beneficially owned by the following subsidiaries of BlackRock, Inc.: BlackRock Japan Co. Ltd., BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock International Limited, and BlackRock Investment Management, LLC.

(3)

Information is based upon Amendment No. 1 to Schedule 13G/A filed by Dimensional Fund Advisors LP, a registered investment adviser, with the SEC on February 14, 2012, which reported sole voting power over 7,827,346 shares and sole dispositive power over 8,016,503 shares held by certain registered investment companies, commingled group trusts and separate accounts advised or managed by Dimensional. Dimensional disclaims beneficial ownership of such securities.

(4)

Information is based upon Amendment No. 1 to Schedule 13G/A filed by The Western and Southern Life Insurance Company with the SEC on February 3, 2009, which reported shared voting and dispositive power over 7,445,110 shares, which includes (i) 4,629,478 shares held by wholly-owned subsidiary Western-Southern Life Assurance Company, (ii) 1,181,500 shares held by wholly-owned subsidiary Integrity Life Insurance Company, (iii) 1,315,000 shares held by wholly-owned subsidiary National Integrity Life Insurance Company, (iv) 285,714 shares held by Western-Southern Foundation, Inc., which is controlled by Western-Southern, and (v) 33,418 shares held on behalf of third parties by Fort Washington Investment Advisors, Inc., an affiliated registered investment adviser.

(5)	Information is based upon a Schedule 13G filed by LSV Asset Management with the SEC on February 11, 2010, which reported sole voting power and sole dispositive power over 6,419,260 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Ownership of and transactions in Company securities by certain executive officers and directors of the Company are required to be reported to the SEC pursuant to Section 16 of the Exchange Act. Based on its review of Forms 3, 4, and 5 furnished to the Company, the Company believes that all of its executive officers, directors and applicable shareholders complied with these filing requirements on a timely basis during 2011.

Directors and Executive Officer Beneficial Ownership

These tables show the Common Shares beneficially owned on February 27, 2012 by Mr. Fox, each named executive officer included in the Summary Compensation Table and each non-management director and nominee.

Named Executive Officers	Shares Owned(1)
Jeffrey H. Fox	851,508	(2)
Earl C. Shanks	200,667
Julia A. Houston	0
Andrea J. Ayers	42,387
James A. Goetz	24,025

(1)

Includes Common Shares subject to outstanding options which are exercisable by such individuals within 60 days of February 27, 2012. The following Common Shares subject to such options are included in the totals: 300,000 for Mr. Fox; 80,000 for Mr. Shanks; 0 for Ms. Houston; 0 for Ms. Ayers; and 0 for Mr. Goetz. Does not include the following aggregate number of (i) Common Share equivalents credited to such individuals’ accounts under the Convergys Corporation Executive Deferred Compensation Plan (“Executive Deferred Compensation Plan” or “EDCP”) described in this Proxy Statement and (ii) Common Shares issuable under the time-based restricted stock units (“TRSUs”) granted in 2009 for Ms. Ayers and Mr. Goetz and TRSUs and performance-based restricted stock units (“PRSUs”) granted in 2010, 2011 and 2012: 305,203 for Mr. Fox; 327,887 for Mr. Shanks; 83,335 for Ms. Houston; 173,537 for Ms. Ayers; and 73,592 for Mr. Goetz.

(2)	Includes 132,000 shares to be issued to Mr. Fox within 60 days under the Company’s 2011 annual incentive program.

Non-Management Directors/Nominees	Shares Owned(1)
John F. Barrett	63,961	(2)
Willard W. Brittain, Jr.	6,398
Richard R. Devenuti	419
Joseph E. Gibbs	22,378
Joan E. Herman	0
Thomas L. Monahan III	12,174
Ronald L. Nelson	36,268
Philip A. Odeen	42,912
Richard F. Wallman	13,866

(1)

Includes the following Common Shares subject to outstanding options which are exercisable by such individuals within 60 days of February 27, 2012: 17,000 for Messrs. Barrett, Gibbs and Odeen; and 0 for Ms. Herman and Messrs. Brittain, Devenuti, Monahan, Nelson and Wallman. Includes the following time-based restricted stock units which have vested and are being held by the Company until separation from service: 629 for Mr. Barrett and Mr. Wallman; 419 for Messrs. Brittain, Devenuti and Monahan; and 0 for Ms. Herman and Messrs. Gibbs, Nelson and Odeen. Does not include the following aggregate number of (i) Common Share equivalents credited to such individuals’ accounts under the Convergys Corporation

Deferred Compensation Plan for Non-Employee Directors (“Directors Deferred Compensation Plan”) described later in this Proxy Statement and (ii) Common Shares issuable under the TRSUs granted in 2009, 2010 and 2011 to each non-management director that have not yet vested: 23,405 for Mr. Barrett; 20,412 for Mr. Brittain; 19,327 for Mr. Devenuti; 33,188 for Mr. Gibbs; 6,766 for Ms. Herman; 30,763 for Mr. Monahan; 20,059 for Mr. Nelson; 37,053 for Mr. Odeen; and 20,765 for Mr. Wallman.

(2)

Includes 1,568 Common Shares held directly by members of Mr. Barrett’s family, but as to which he disclaims beneficial ownership. This does not include Common Shares held by The Western & Southern Life Insurance Company and its affiliates for which Mr. Barrett serves as Chairman of the Board, President and Chief Executive Officer. Mr. Barrett disclaims beneficial ownership of the Common Shares held by The Western & Southern Life Insurance Company and its affiliates.

On February 27, 2012, Convergys directors and executive officers (a total of 16 people) beneficially owned 1,382,999 Convergys Common Shares, of which 456,000 were subject to outstanding options exercisable within 60 days, representing approximately 1.19% of the outstanding Common Shares.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Compensation and Benefits Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities Act of 1933 and, based on that review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Compensation and Benefits Committee

Joseph E. Gibbs, Chair
Ronald L. Nelson
Philip A. Odeen

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains our compensation program for our Company’s CEO, Chief Financial Officer, and the other three most highly compensated executive officers as of December 31, 2011, who are: (i) Jeffrey H. Fox, the Company’s President and CEO, (ii) Earl C. Shanks, the Company’s Chief Financial Officer, (iii) Julia A. Houston, Senior Vice President, General Counsel and Corporate Secretary; (iv) Andrea J. Ayers, President and Chief Operating Officer of Customer Management, and (v) James A. Goetz, Chief Information Officer and General Manager Global Technology Solutions. We refer to these individuals collectively as our named executive officers.

Executive Summary

Linking the compensation of our named executive officers to the accomplishment of key performance objectives is central to our compensation philosophy. In 2011, we restructured our pay-for-performance program for our named executive officers to strengthen this link. The new program is designed to (i) motivate our management to drive long-term sustained shareholder value by achieving specified levels of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and revenue, (ii) better align the interests of our management with those of our shareholders by increasing management’s stock ownership levels, and (iii) enhance our retention incentives. The key components of the 2011 pay-for-performance program consisted of the following:

•

An annual incentive opportunity that was payable based on the extent to which we achieved specified levels of EBITDA and revenue. The EBITDA goal was intended to motivate our management to focus on profitability and operating discipline. It was aligned with investor expectations and understood internally as a driver of strategic objectives. To maintain management’s focus on top-line growth, but not at the expense of profit, the annual incentive plan also contained a revenue goal that, if achieved, could increase any bonus payout.

•

A long-term incentive that consisted of a balanced mix of stock options, time-based restricted stock units (“TRSUs”) and performance-based restricted stock units (“PRSUs”). These equity awards were intended to focus management on long-term stock price appreciation over three years and EBITDA results over two years. They were also intended to enhance our retention program through a two- to three-year vesting schedule and, along with our stock ownership guidelines, promote stock ownership among our management.

We supplement our pay-for-performance program with a number of compensation policies that are aligned with the long-term interests of our shareholders. For example:

•	Stock ownership guidelines. We maintain robust stock ownership guidelines of five times base pay for our CEO and three times base pay for our other executive officers.

•

Recoupment of Equity Awards. We have the right to cancel outstanding equity awards and recover realized gains if an executive engages in certain “detrimental activity” while employed by the Company or within two years thereafter.

•

Double Trigger Benefits. Our change in control arrangements provide cash severance only upon a “double trigger,” meaning that cash severance is payable only if our named executive officers incur a qualifying termination of employment in connection with a change in control.

•

No Excise Tax Gross-Ups. We do not provide excise tax gross-ups for severance benefits received by executives who join the Company on or after January 1, 2011. We also eliminated the excise tax gross-up for our CEO.

•	Frozen SERP. Effective April 1, 2008, we froze the U.S.-qualified pension plan and the related supplemental executive retirement plan to new entrants.

•

Limited Perquisites. Over the past several years, we have significantly reduced the perquisites provided to our named executive officers. In 2011, we only offered supplemental disability and life insurance and an executive physical.

2011 CEO Compensation

Consistent with Mr. Fox’s and the Board’s strong commitment to pay-for-performance and belief in aligning executive pay with shareholder value, the Company and Mr. Fox agreed that, except for a portion of his annual base salary, his compensation would be in the Company’s common stock. In 2011, our CEO received $300,000 in cash compensation. The rest of his compensation is payable in the form of shares of our common stock, including 4,500 shares of salary stock per month, a target annual incentive opportunity covering 100,000 shares, a grant of TRSUs covering a target of 71,210 shares, a grant of PRSUs covering 71,210 shares and a grant of stock options covering 213,630 shares. The equity awards are intended to align Mr. Fox’s interests with those of our shareholders and to provide him with an economic benefit from improvements made to the Company’s operations and profitability during his tenure.

Compensation Objectives

The compensation program for our named executive officers is designed to meet the following objectives:

•	Align the interests of our executives with those of our shareholders.

Our program includes incentives for our executives to increase their ownership of the Company’s stock and to align the interests of our executives with those of our shareholders.

•	Provide a strong link between pay and performance, measured at all levels.

A significant portion of our executives’ compensation is tied to Company performance. Our performance-based compensation arrangements are designed to motivate our management to drive long-term sustained shareholder value by achieving specified levels of EBITDA and revenue.

•	Reinforce our Company’s values in our business strategy.

Our program’s incentives are designed to reward improved business growth and performance and reinforce desired competencies and behaviors, consistent with our Company’s core values.

•	Ensure we can attract needed talent and protect our talent from being recruited by our competitors.

Our compensation opportunities are intended to be competitive with those offered by our competitors to attract and retain executives, and commensurate with each executive’s responsibilities, experience and demonstrated performance.

Pay-for-Performance

Our long-term success is based on achieving key strategic, financial and operational goals each year. As a result, our executive compensation program emphasizes pay-for-performance by incorporating variable or “at risk” components. This means that a significant portion of our named executive officers’ total direct compensation—which consists of base salary, annual incentives and long-term incentives—is directly contingent upon the Company achieving specific results that are important to our long-term success and growth in shareholder value.

The fixed component of total direct compensation is base salary. The variable components of our compensation program are the annual incentives and long-term incentives as described below.

•	Annual incentives—The named executive officers have the opportunity to receive annual cash payments based on the extent to which we achieve specified levels of EBITDA and revenue.

•

PRSUs—The PRSUs provide our named executive officers with the opportunity to receive shares based on the extent to which the Company achieves certain levels of EBITDA over a two-year period. The target EBITDA goal for the PRSUs, together with the goals under the annual incentive program, is intended to reflect a balanced mix of performance measures and to focus our named executive officers on building sustained long-term shareholder value.

•

Stock options—The named executive officers realize value only if the market value of our stock and the investment of our shareholders appreciate over time. The exercise price is no less than the closing price of our Common Shares on the date the option is granted. When the stock price does not increase, the stock options do not have value.

•

TRSUs—The named executive officers received an amount of shares that vest 50% in year two and 50% in year three. The value of the award increases or decreases with the market price of our stock and is intended to focus our named executive officers on building sustained long-term shareholder value and to provide enhanced retention.

The Compensation and Benefits Committee has not established a specific formula for the allocation of fixed and variable compensation components and instead retains the discretion to modify the allocation from year to year based upon market comparisons for the relevant roles. For 2011, approximately 65% of the total direct compensation opportunity for our named executive officers (other than the CEO) was weighted—assuming payout at target levels—toward variable components. The total direct compensation opportunity for the CEO was roughly 80% variable components again reflecting the Board’s strong commitment to pay-for-performance.

Compensation Levels

We believe that each element of our compensation program should remain competitive to attract and retain key executive talent. To help determine the compensation programs offered by our competitors, the Compensation and Benefits Committee has retained FW Cook, an independent consulting firm, to provide advice on executive compensation matters and to assist the Compensation and Benefits Committee in its review of our CEO’s compensation and the compensation of our other executive officers. FW Cook has no other business relationship with the Company.

With the advice of FW Cook, the Compensation and Benefits Committee compared our compensation program to the programs of a peer group of companies with which we compete for business and talent and to certain third-party executive compensation surveys. The peer companies represent publicly-traded customer management outsourcing firms, as well as companies that compete in similar industries, such as business process outsourcers, transaction processors and firms specializing in related human capital management functions. For purposes of establishing 2011 compensation levels, our peer company group consisted of companies that we believe most closely aligned with the Company’s businesses and had revenues between $900 million and $5 billion. Our revenues for 2011 were $2.3 billion. The results of the benchmarking analysis were size-adjusted to take into account differences between the Company’s revenue size and the revenue size of the peer group companies. For purposes of establishing 2011 compensation levels, the peer group consisted of 10 companies:

Acxiom Corp.	DST Systems Inc.
Alliance Data Systems Corp.	Sykes Enterprises Inc.
CA, Inc.	TeleTech Holdings Inc.
CDI Corp.	Unisys Corp.
Cognizant Technology Solutions Corp.	West Corporation

In April 2011, FW Cook reviewed the composition of our peer group. At that time, FW Cook suggested, and the Compensation and Benefits Committee agreed, that CDI Corp. was no longer a suitable peer group company in light of our exit from the human resources management business and that it should be replaced by Broadridge Financial Solutions. Our new peer group consists of the following companies:

Acxiom Corp.	DST Systems Inc.
Alliance Data Systems Corp.	Sykes Enterprises Inc.
Broadridge Financial Solutions	TeleTech Holdings Inc.
CA Inc.	Unisys Corp.
Cognizant Technology Solutions Corp.	West Corporation

We believe that each element of our compensation program should remain competitive to retain, and, if necessary, attract key executive talent. To achieve this objective, the Compensation and Benefits Committee generally strives to establish base salary, annual incentive and long-term incentive opportunities within 15% of the 50th percentile of the competitive market data described above. However, the market data is regarded as a general reference point by the Compensation and Benefits Committee, and the Compensation and Benefits Committee retains the flexibility to make adjustments to the compensation opportunities to respond to market conditions, promotions, individual performance or experience or other relevant circumstances.

Consideration of Results of Shareholder Advisory Votes on Executive Compensation

As required by the Dodd-Frank Act, we included two shareholder votes on executive compensation in our 2011 proxy statement. In those votes, which were advisory and not binding, our shareholders approved the compensation of our named executive officers as disclosed in the 2011 proxy statement (commonly referred to as a “say-on-pay” vote) and approved our Board’s recommendation to hold future say-on-pay votes on an annual basis. The Compensation and Benefits Committee views the results of these advisory votes as confirmation that our compensation program, including our emphasis on pay-for-performance, is structured and designed to achieve our stated goals and objectives. Our 2011 compensation program for our named executive officers, as described below, reflects this philosophy and going forward we will continue to emphasize pay-for-performance.

Risk Assessment

In consultation with the Board, members of management from the Company’s Human Resources, Legal and Risk Management groups assessed whether the Company’s compensation policies and practices encourage excessive or inappropriate risk taking by our employees, including employees other than our named executive officers. This assessment included a review of the risk characteristics of our business, our internal controls and related risk management programs, the design of our incentive plans and policies, and the impact of risk mitigation features.

Management reported its findings to the Compensation and Benefits Committee, and after review and discussion, the Compensation and Benefits Committee concluded that our compensation programs do not incentivize decisions that would likely have a materially adverse effect on our business. Although a significant portion of our executive compensation program is performance based, the Compensation and Benefits Committee has focused on aligning our compensation policies with the long-term interests of our shareholders and avoiding rewards that could create excessive or inappropriate risks to the Company, as evidenced by the following:

•

Our executive compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation and risks and rewards associated with executive roles.

•	We use a combination of performance metrics that are consistent with our business objectives and correlate to long-term value. Our performance goals are set at levels that we believe are reasonable in light of past performance and market conditions. The goals directly tie to our audited financial statements, the results of which are carefully scrutinized by our finance and accounting departments as well as by our external auditor.

•

We do not use highly-leveraged performance goals; instead, incentive opportunities are based on balanced performance metrics that promote disciplined progress toward long-term goals, and all payouts are capped at a pre-established percentage of the target payment opportunity.

•

Our long-term incentive opportunities vest over a period of two or three years to focus our management on long-term performance and to enhance retention. Our PRSUs are granted annually and have overlapping performance periods, so any risks taken to increase the payout under one award could jeopardize the potential payouts under other awards.

•

We considered whether having an EBITDA goal for both our annual incentive and long-term incentive opportunities places undue emphasis on a single metric. We have concluded that the mid-term EBITDA goal for the PRSUs, together with the Company-wide and business unit-specific EBITDA and revenue goals under the annual incentive program, are intended to reflect a balanced mix of performance measures and to focus our named executive officers on building sustained long-term shareholder value.

•	We regularly evaluate the compensation programs and levels of our peer group to confirm that our compensation programs are consistent with market practice.

•

Our stock ownership guidelines require the members of our senior management team, including our named executive officers, to hold a significant level of the Company’s shares to ensure that each executive has personal wealth tied to the long-term success of the Company and, therefore, the interests of our senior management team are aligned with shareholders’ interests.

Explanation of Compensation Components

The Company uses a mix of the following compensation components, each of which is described in more detail below:

•	Base salary,

•	Annual incentive,

•	Long-term incentive,

•	Retirement benefits and perquisites, and

•	Severance and change in control arrangements.

Base Salaries

Base salaries are designed to reward named executive officers for their skills, experience and performance. Increases in base salaries are used to further reward our named executive officers for their excellent performance and for taking on new responsibilities. Rewarding top performers with base salary increases supports our pay-for-performance objective.

In 2011, the Compensation and Benefits Committee increased the base salaries of Ms. Ayers and Mr. Goetz by 13% and 4%, respectively, because each of those executives had assumed additional responsibilities. Ms. Ayers assumed elements of support functions previously managed by corporate and all sales responsibilities for Customer Management. Mr. Goetz assumed increased direct operational responsibilities. The base salary increases were intended to approximate the market median for their expanded roles with the Company. The Compensation and Benefits Committee did not adjust Mr. Shanks’ base salary, because his salary was already competitively positioned for his role.

The base salary levels for each of Mr. Fox and Ms. Houston were negotiated at the time of hire. In this regard, the Compensation and Benefits Committee consulted with FW Cook regarding reasonable ranges of total compensation for Mr. Fox and Ms. Houston given each executive’s experience levels and roles within the Company. Mr. Fox’s employment letter provided for a 2011 annual salary of $300,000 plus 4,500 shares of salary stock per month. The salary stock was intended to align Mr. Fox’s interests with those of our shareholders and to provide him with an economic benefit from improvements made to the Company’s operations and profitability during his tenure.

The base salary levels for each of our named executive officers are set forth in the Salary column of the Summary Compensation Table of this proxy statement on page 31.

Annual Incentive

In 2011, our named executive officers participated in the Annual Executive Incentive Plan (the “AIP”), which provides for annual incentive compensation. The Annual Executive Incentive Plan is an important component of total cash compensation because it rewards our management for achieving annual financial, operational and individual results and emphasizes variable or “at risk” compensation.

The Compensation and Benefits Committee established target award opportunities for the named executive officers under the Annual Executive Incentive Plan for 2011, which were expressed as a percentage of base salary. In this regard, the Compensation and Benefits Committee increased the target annual incentive opportunity of Ms. Ayers and Mr. Goetz by 30% and 25%, respectively, in order to approximate the market median for their expanded roles with the Company, as described above. The Compensation and Benefits Committee did not adjust Mr. Shanks’ target annual incentive opportunity, because his target annual incentive opportunity was already competitively positioned for his role.

The target annual incentive opportunities for each of Mr. Fox and Ms. Houston were negotiated at the time of hire. In this regard, the Compensation and Benefits Committee consulted with FW Cook regarding reasonable ranges of total compensation for Mr. Fox and Ms. Houston given each executive’s experience levels and roles within the Company.

Mr. Fox’s employment letter provided for a 2011 target annual incentive opportunity equal to 100,000 shares of stock, which was intended to motivate Mr. Fox to focus on our goal of creating sustainable long-term value for our shareholders. The 2011 target annual incentive opportunities for our other named executive officers were as follows:

Name	Target Annual Incentive Opportunity (% Base Salary)
Earl C. Shanks	84%
Julia A. Houston	65%
Andrea J. Ayers	80%
James A. Goetz	60%

In 2011, our annual incentive program was based primarily on the extent to which we achieved certain EBITDA goals. We define EBITDA as earnings before interest, taxes, depreciation and amortization, each as reflected on our financial statements, subject to certain adjustments established by the Compensation and Benefits Committee in advance. The Compensation and Benefits Committee believes that the EBITDA goals motivate our management to focus on profitability and operating discipline. Moreover, EBITDA is aligned with investor expectations and is understood internally as a driver of strategic objectives. For Mr. Fox, Mr. Shanks and Ms. Houston, a corporate-wide EBITDA goal applied because of their broad overall responsibilities across all business units. For Ms. Ayers and Mr. Goetz, who have responsibilities for specific business units, the EBITDA goal was tailored to Customer Management. This structure measured performance and based any payout on results that each named executive officer could understand and influence.

The Compensation and Benefits Committee established threshold, target and maximum performance levels for the EBITDA goals at both the corporate and business unit levels. Payout levels equaled 50% of target for threshold performance, 100% for target performance and 150% for maximum performance for all levels. If actual performance for an EBITDA goal fell below the threshold level, then no annual incentive would be paid. If actual performance for an EBITDA goal exceeded the maximum performance level, then the bonus pool was capped at 150% of target. To maintain our executives’ focus on top-line growth, but not at the expense of profit, the 2011 annual incentive plan also contained corporate-wide and business unit specific revenue goals that, if achieved, could increase the bonus payout by up to 50% of the target bonus opportunity, provided that we achieved our threshold EBITDA goal. The 2011 corporate and Customer Management EBITDA and revenue goals, and actual payout percentages were as follows:

	EBITDA Goal (millions)			Revenue “Kicker” (millions)		Combined Payout % Based on Actual Results
	Threshold (50%)	Target (100%)	Maximum (150%)	Threshold (1%)	Maximum (50%)
Corporate	237	260	293	2,185	2,305	132%
Customer Management	192	210	238	1,840	1,935	155%

The 2011 annual incentive was paid in cash, with the exception of Mr. Fox, who received a payout of his 2011 annual incentive in the form of shares to align his interests with those of our shareholders and to provide him with an economic benefit from improvements made to the Company’s operations and profitability during his tenure.

For more information on the 2011 annual incentive opportunities for our named executive officers, please refer to the “Grants of Plan-Based Awards” section of this proxy statement on page 33. The amounts of the 2011 annual incentive payments are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table of this proxy statement on page 31 for each named executive officer other than Mr. Fox. The probable outcome value of the annual incentive award for Mr. Fox, which is payable in the form of the Company’s Common Shares, is set forth in the Stock Awards column of the Summary Compensation Table.

Long-Term Incentives

In 2011, our named executive officers participated in our long-term, performance-based equity program. This program is designed to reward for Company performance, to drive sustainable, long-term growth for our Company and our shareholders and to reinforce retention goals.

When establishing the 2011 long-term incentive levels for our named executive officers, the Compensation and Benefits Committee balanced the goal of establishing competitive long-term incentive levels with the need to appropriately manage the dilutive impact and financial accounting cost of our equity incentive program. In addition, the Compensation and Benefits Committee considered its assessment of each executive’s general performance during the year, as well as their relative roles and responsibilities and potential within the Company, prior to finalizing long-term incentive award opportunities.

The long-term incentive opportunities were intended to be competitive with long-term incentive opportunities offered by companies in our compensation peer group. In this regard, the Compensation and Benefits Committee increased the target annual incentive opportunity of Ms. Ayers and Mr. Goetz by 57% and 68%, respectively, in order to approximate the market median for their expanded roles with the Company, as described above.

The long-term incentive opportunities for each of Mr. Fox and Ms. Houston were negotiated at the time of hire. In this regard, the Compensation and Benefits Committee consulted with FW Cook regarding reasonable ranges of total compensation for Mr. Fox and Ms. Houston given each executive’s experience levels and roles within the Company. The committee provided Mr. Fox with a $3 million long-term incentive opportunity in order to reinforce our pay-for-performance philosophy and ensure that a significant portion of his total compensation was tied directly to equity-based awards.

The Compensation and Benefits Committee increased Mr. Shanks’ long-term incentive award opportunity by 15% for purposes of his 2011 award. This change was intended to apply only to his 2011 award and was designed to enhance his stock ownership and further align his interests with those of our shareholders.

The following chart illustrates the 2011 target long-term incentive opportunities for the named executive officers.

Name	2011 Target Long-Term Incentive Opportunity
Jeffrey H. Fox	$2,827,037
Earl C. Shanks	$1,029,046
Julia A. Houston	$557,215
Andrea J. Ayers	$701,102
James A. Goetz	$229,925

In 2011, the Compensation and Benefits Committee allocated the long-term incentive opportunity equally among PRSUs, stock options and TRSUs.

•

Performance-Based Restricted Stock Units. The PRSUs provide our named executive officers with the opportunity to receive shares based on the extent to which the Company achieves certain levels of EBITDA over a two-year period. The Compensation and Benefits Committee selected a two-year performance period because it enabled the Compensation and Benefits Committee to establish performance targets that would be highly motivating and meaningful in a volatile economy and it was consistent with market trends. The mid-term EBITDA goal for the PRSUs, together with the Company-wide and business unit-specific EBITDA and revenue goals under the annual incentive program, is intended to reflect a balanced mix of performance measures and to focus our named executive officers on building sustained long-term shareholder value. The payout opportunity ranges from 50% to 200% of the units subject to Company performance; no payout would be earned if performance is below the threshold level.

•

Stock Options. All stock options are granted with an exercise price equal to the closing price of the underlying shares on the date of grant. Stock options align the interests of management with those of our shareholders because the value of stock options increases only when our stock price increases. As a result, our management is motivated to make sound business decisions that lead to improved long-term performance. In addition, because they vest in equal installments on the second and third anniversaries of the date of grant, the stock options are intended to help retain our management team and maintain a focus on future and continued success.

•

Time-Based Restricted Stock Units. The TRSUs provide our named executive officers with the opportunity to receive shares of our common stock if they remain employed with us through the second and third anniversary of the date of grant. The TRSUs are intended to foster employee stock ownership, align the interests of management with those of our shareholders and enhance our retention program. Moreover, the time-based awards, combined with the Company’s stock ownership requirements, were intended to provide a direct incentive for our management to build sustained long-term shareholder value.

In connection with Ms. Houston’s appointment as Senior Vice President, General Counsel and Corporate Secretary, the Compensation and Benefits Committee approved an additional one-time grant of TRSUs for Ms. Houston with a value of $325,000. This award level was individually negotiated with Ms. Houston at the time of her hire in February 2011 and was intended to provide her with an initial equity stake in the Company and to better link her interests with those of our shareholders. The TRSUs vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.

For more information on the long-term incentive opportunities granted to the named executive officers in 2011, please refer to the “Grants of Plan-Based Awards” section of this proxy statement on page 33.

2009 Performance Awards

In 2009, we granted a combination of PRSUs and performance cash unit awards to Mr. Shanks, Ms. Ayers, and Mr. Goetz. The payout of the performance-based awards depended on our relative Total Shareholder Return (“TSR”) for the period from January 1, 2009 to December 31, 2011, as compared to the companies in the S&P 500 Index. Threshold performance for the PRSUs was at the 25th percentile and threshold performance for the performance cash unit awards was at the 50th percentile. Our TSR from January 1, 2009 to December 31, 2011 was 46.5%, placing us in the 43.3 percentile of the S&P 500 Index companies. As a result, the 2009 PRSU awards were paid out at 86.6% of the target award and the performance cash unit awards were forfeited. For each named executive officer’s actual payout, please refer to the “Option Exercises and Stock Vested” section on page 36 of this proxy statement.

Stock Ownership Guidelines

The Compensation and Benefits Committee believes that senior management should have a significant equity interest in the Company. To promote equity ownership and further align the interests of management with those of our shareholders, named executive officers are subject to minimum stock ownership guidelines. The ownership guidelines are as follows:

Chief Executive Officer	5 times base salary
Other named executive officers	3 times base salary

Stock options, including vested stock options and unvested PRSUs, are not included in determining whether a named executive officer has achieved these ownership levels. Executives subject to the guideline have five years from the date they first become subject to the guideline to achieve the suggested ownership level. Failure to comply with the guideline results in an executive being required to retain shares (net of taxes) earned through vesting of time-based and performance-based restricted stock units and shares obtained after exercising stock options until the guideline is met. All of the named executive officers have achieved the suggested ownership level with the exception of Mr. Goetz and Ms. Houston, who have until May 10, 2015 and February 15, 2016, respectively, to achieve compliance. The following exhibit summarizes the progress toward guideline satisfaction as of December 31, 2011 for our named executive officers:

Named Executive Officer	Holdings	Value @ $12.77	Guideline Percent Met
Jeffrey H. Fox	490,108	$6,258,679	127%
Earl C. Shanks	333,630	$4,260,455	285%
Julia A. Houston	38,728	$494,557	44%
Andrea J. Ayers	138,065	$1,763,090	138%
James A. Goetz	72,617	$927,319	95%

Detrimental Activity

The named executive officers’ long-term incentive awards are subject to forfeiture or repayment in the event a named executive officer engages in detrimental activity while employed by the Company or within two years thereafter. “Detrimental activity” includes (i) disclosing proprietary, confidential or trade secret information; (ii) becoming involved in any business activity in competition with the Company in the geographical area where the Company is engaged in the business activity; (iii) interfering with the Company’s relationships with any person or entity or attempting to divert or change any such relationship to the detriment of the Company or the benefit of any other person or entity; (iv) failing to disclose and assign to the Company any ideas, inventions, discoveries and other developments conceived during employment that are within the scope of or related to the Company’s existing or planned business activities; (v) disparaging or acting in any manner which may damage the business of the Company or which would adversely affect the goodwill, reputation or business relationships of the Company; (vi) inducing any employee to terminate his or her employment relationship with the Company; or (vii) taking or retaining without authorization any Company property.

Timing of Equity Awards

Equity grants are made annually by the Compensation and Benefits Committee within the first 90 days of the calendar year. This timing is designed to comply with the requirements of Section 162(m) of the Code and to allocate the expense appropriately. If an executive-level employee is hired or promoted after the annual grant has been made, the employee may be eligible to receive an equity award. The Compensation and Benefits Committee does not grant equity awards in anticipation of the release of material, nonpublic information. Similarly, we do not time the release of material, nonpublic information based on equity award grant dates.

Retirement and Other Benefits

Retirement Benefits and Deferred Compensation Plans. Effective April 1, 2008, the Company’s U.S.-qualified pension plan and the non-qualified excess benefit plan were frozen. No additional benefits accrued to any of the named executive officers under these plans after March 31, 2008. The named executive officers were eligible to participate in the Executive Deferred Compensation Plan, a non-qualified savings plan that enables participants to defer compensation in excess of the limits that apply to qualified plans, like the Company’s Retirement and Savings Plan, and provides for a matching contribution by the Company. This plan is frozen effective January 1, 2012. These retirement plan benefits were provided to offer the named executive officers competitive compensation packages and to provide additional income to our named executive officers in retirement. Mr. Shanks also participates in the Supplemental Executive Retirement Plan (the “SERP”). See the Pension Benefits Table narrative on page 37 for a more detailed description of these plans.

Perquisites. Over the past several years, the Company has significantly reduced the perquisites provided to its named executive officers. In 2011, the Company provided disability benefits in excess of those provided to employees generally, supplemental executive life insurance equal to three times base salary, with a gross-up for the imputed taxes, and an annual physical. These limited perquisites are provided to assist in the attraction and retention of the named executive officers and, in the case of the annual physical, to promote early detection of health issues.

Severance, Change in Control and Employment Letters

Each of the named executive officers participates in the Convergys Corporation Severance Pay Plan (the “Severance Plan”), which provides for certain severance benefits to employees of the Company. The Company is also a party to employment letters with Mr. Fox, Ms. Houston and Ms. Ayers. In certain cases, those employment letters provide additional severance benefits or otherwise vary the terms of the Severance Plan that would otherwise apply. Together, the Severance Plan and the employment letters (as applicable) provide income security in the event of job loss and provide a competitive pay package.

To keep the named executive officers free of distraction in circumstances arising from the possibility of a change in control of the Company, the Company’s Severance Plan and certain other arrangements provide named executive officers with benefits in connection with a change in control. The Severance Plan and employment letters only provide benefits on a “double trigger,” meaning that the benefits are due only if the named executive officer is terminated by the Company without cause (or in the case of Mr. Fox, Ms. Houston or Ms. Ayers, if he or she leaves for good reason) in connection with a change in control. The Compensation and Benefits Committee believes that the change in control protections keep named executive officers neutral to job loss when faced with the need to support value-maximizing corporate transactions that could result in their personal job loss, help the Company retain key management personnel during major corporate transactions and provide competitive and fair severance arrangements to our management team to allow smooth transition to new employment should their job be eliminated within two years following a change in control.

The benefit levels under the severance arrangements generally include a multiple of base salary and annual incentive, along with continued welfare benefits and outplacement services. The benefit levels, and the related definitions of “cause” and “good reason,” are described in more detail under the “Potential Payments Upon Termination or Change in Control” section beginning on page 43 of this proxy statement. The benefit levels were last reviewed by the Compensation and Benefits Committee in December 2010. Based on information provided by FW Cook, severance and change in control arrangements are used by a majority of the companies in our compensation peer group and the terms of our severance arrangements are consistent with prevailing market practices.

The Compensation and Benefits Committee eliminated the excise tax gross-ups for severance benefits received by executives who join the Company on or after January 1, 2011. We also eliminated the excise tax gross-up for our CEO.

Tax and Accounting Treatment of Executive Compensation

Favorable accounting and tax treatment of the various elements of our compensation program are an important but not a controlling consideration of their design.

Under Section 162(m) of the Internal Revenue Code, certain compensation in excess of $1 million annually is not deductible for federal income tax purposes unless it qualifies as “performance-based compensation.” Although we generally try to ensure the deductibility of the incentive compensation paid to our named executive officers, the Compensation and Benefits Committee has not adopted a policy that requires all compensation to be deductible because we want to preserve the ability to award cash or equity compensation to an executive that is not deductible under Section 162(m) if we believe that it is in our shareholders’ best interests.

SUMMARY COMPENSATION TABLE

This table covers the 2011 named executive officers and summarizes the total compensation paid to or earned by each named executive officer for the most recent fiscal year and compensation paid to or earned if they were named executive officers for the two previous fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Jeffrey H. Fox	2011	$300,000	$0	$3,829,333	$867,338	$0	$0	$0	$4,996,671
President and Chief	2010	$300,000	$0	$2,332,725	$1,149,000	$0	$0	$0	$3,781,725
Executive Officer

Earl C. Shanks	2011	$497,780	$0	$713,332	$315,714	$551,100	$501,946	$37,217	$2,617,089
Chief Financial Officer	2010	$497,780	$0	$1,060,366	$0	$196,225	$367,225	$28,807	$2,150,403
	2009	$497,780	$0	$734,000	$0	$0	$288,326	$32,919	$1,553,025

Julia A. Houston	2011	$375,000	$75,000	$745,137	$167,203	$321,750	$0	$1,593	$1,685,683
Senior Vice President,
General Counsel and Secretary

Andrea J. Ayers	2011	$425,000	$0	$486,004	$215,099	$527,000	$30,526	$16,931	$1,700,560
President and Chief Operating	2010	$375,000	$0	$901,008	$0	$123,375	$24,336	$13,592	$1,437,311
Officer, Customer Management	2009	$350,000	$0	$497,800	$0	$162,000	$19,728	$14,914	$1,044,442

James A. Goetz	2011	$325,000	$0	$159,382	$70,543	$302,250	$0	$16,888	$874,063
Chief Information Officer and
General Manager Global Technology Solutions

(1)	Reflects the signing bonus paid to Ms. Houston when she joined the Company on February 15, 2011.

(2)

Reflects the aggregate grant date fair value of the PRSU awards and TRSU awards granted to the named executive officers. In addition, the column reflects the aggregate grant date fair value of the salary stock and annual incentive opportunity granted to Mr. Fox. The aggregate grant date fair value of all awards was determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”). See Note 10 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2011 (“Annual Report”) for an explanation of the assumptions made in valuing these awards. The grant date fair value of the PRSU awards and Mr. Fox’s annual incentive opportunity was based on the probable outcome of the applicable performance conditions as of the date of grant. The grant date fair value of each of those awards, assuming that the highest level of performance would be achieved, is as follows:

Name	Shares at target (#)	Grant date fair value - probable outcome ($)	Grant date fair value - highest performance level ($)
Mr. Fox—PRSU	71,210	$979,850	$1,959,700
Mr. Fox—Annual incentive	100,000	$1,183,000	$2,366,000
Mr. Shanks—PRSU	25,920	$356,659	$713,318
Ms. Houston—PRSU	13,728	$195,006	$390,012
Ms. Ayers—PRSU	17,660	$243,002	$486,003
Mr. Goetz—PRSU	5,791	$79,684	$159,368

(3)

Reflects the aggregate grant date fair value, determined in accordance with ASC Topic 718, of stock option awards. See Note 10 of the Annual Report for an explanation of the assumptions made in valuing this award.

(4)

For each of the named executive officers, other than Mr. Fox, reflects the annual incentive award earned by him or her for the indicated performance period. Because Mr. Fox’s annual incentive is denominated and payable in the form of shares of our common stock, it is reported in the “stock awards” column of the Summary Compensation Table based on its grant date fair value. Mr. Fox received a payout of 132,000 shares under the 2011 annual incentive program. For more information on the 2011 annual incentive awards, please refer to the “Grants of Plan Based Awards” section on page 33 of this proxy statement.

(5)

The change in the pension value is generally attributable to additional interest credits and changes in the discount rate and mortality table. The assumptions used to calculate the change in pension values are described in Footnote 1 to the Pension Benefits table. The Company does not provide for above-market or preferential earnings on non-qualified deferred compensation; therefore, no non-qualified deferred compensation earnings are reported.

(6)	The compensation represented by the amounts included in the All Other Compensation column for 2011 is as follows:

	Executive Deferred Compensation Plan Company Match	Executive Life Premium	Executive Life Imputed Income Gross-up	Executive LTD	Retirement and Savings Plan Company Match	Total
Jeffrey H. Fox	$0	$0	$0	$0	$0	$0
Earl C. Shanks	$13,274	$4,582	$3,749	$3,362	$12,250	$37,217
Julia A. Houston	$0	$0	$0	$1,593	$0	$1,593
Andrea J. Ayers	$0	$1,930	$1,579	$2,565	$10,857	$16,931
James A. Goetz	$0	$2,590	$2,119	$1,803	$10,376	$16,888

GRANTS OF PLAN-BASED AWARDS

The table below and footnotes provide earnings opportunity information about the plan-based awards granted for the fiscal year ended December 31, 2011.

Name	Grant Date	Different(1) Action/ Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)						Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)		All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)
			Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Jeffrey H. Fox	2/29/12	1/31/11	$	N/A	$	N/A	$	N/A	50,000	100,000	200,000					$1,183,000
												54,000	(5)			$686,633
	2/4/11	1/31/11										71,210				$979,850
	2/4/11	1/31/11							35,605	71,210	142,420					$979,850
	2/4/11	1/31/11												213,630	$13.76	$867,338

Earl C. Shanks				$208,750		$417,500		$835,000
	2/4/11	1/31/11										25,921				$356,673
	2/4/11	1/31/11							12,960	25,920	51,840					$356,659
	2/4/11	1/31/11												77,762	$13.76	$315,714

Julia A. Houston				$121,875		$243,750		$487,500
	2/15/11	1/31/11										25,000				$355,125
	2/15/11	1/31/11										13,728				$195,006
	2/15/11	1/31/11							6,864	13,728	27,456					$195,006
	2/15/11	1/31/11												41,183	$13.76	$167,203

Andrea J. Ayers				$170,000		$340,000		$680,000
	2/4/11	1/31/11										17,660				$243,002
	2/4/11	1/31/11							8,830	17,660	35,320					$243,002
	2/4/11	1/31/11												52,980	$13.76	$215,099

James A. Goetz				$97,500		$195,000		$390,000
	2/4/11	1/31/11										5,792				$79,698
	2/4/11	1/31/11							2,896	5,791	11,582					$79,684
	2/4/11	1/31/11												17,375	$13.76	$70,543

(1)	The date on which the Compensation Committee of the Board took action to grant such equity awards.

(2)

This column provides information about the annual incentive opportunities established during 2011 for the named executive officers, other than Mr. Fox. The annual incentive for Mr. Fox was awarded in the form of the Company’s common stock and is shown in the Estimated Future Payouts Under Equity Incentive Plan Awards columns. The information included in the “Threshold,” “Target” and “Maximum” columns reflects the range of potential payouts when the performance goals were established by the Compensation and Benefits Committee. Please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and related footnote for the amount of the annual incentive actually earned by our named executive officers for 2011.

(3)

This column provides information about the PRSU award opportunities established during 2011 for the named executive officers. The information included in the “Threshold,” “Target” and “Maximum” columns reflects the range of potential awards when the performance goals were established by the Compensation and Benefits Committee. The actual award depends on the extent to which we achieve our EBITDA goals over a two-year performance period commencing January 1, 2011 and ending December 31, 2012. Payment of the PRSU award, if any, will be made in 2013 in the form of shares. In the event of death, disability, retirement or termination without cause (and in the case of Mr. Fox, upon his termination for “good reason”) prior to the end of the performance period, a pro-rated award would be made based on performance through the last day of the month prior to the month in which the qualifying termination occurred. For Mr. Fox, this column also reflects his 2011 annual incentive opportunity which was denominated and payable in the form of shares of our common stock.

(4)

This column reflects the number of TRSUs granted to our named executive officers in 2011. For Ms. Houston, this column also includes her one-time special signing TRSU grant of 25,000 shares. The TRSUs vest in equal installments on the second and third anniversaries of the date of grant. Vesting accelerates on a pro-rata basis upon an earlier termination without cause or by reason of death or disability (and in the case of Mr. Fox, upon his termination for “good reason”). Upon a change in control, any unvested units would be converted to a cash amount, based on the value of our shares at the time of the change in control. The cash amount would vest as follows: one-half on the earlier of six months after the change in control or the second anniversary of the date of grant, and the other one-half on the earlier of 12 months after the change in control or the third anniversary of the date of grant.

(5)	For Mr. Fox, this column also includes 4,500 shares paid each month as salary stock, for a total of 54,000 units.

(6)

This column reflects the shares underlying the stock options granted to each of the named executive officers. Each stock option award vests in equal installments on the second and third anniversaries of the date of grant and has an exercise price equal to the fair market value of the underlying shares on the date of grant. Notwithstanding the foregoing, in the event the Company terminates Mr. Fox’s employment without cause, or he leaves for good reason, he will receive pro-rata vesting of his stock option granted in 2011.

(7)

Reflects the grant date fair value, as determined in accordance with ASC Topic 718, of each equity award. See Note 10 of the Consolidated Financial Statements contained in the Annual Report for an explanation of the assumptions made in valuing these awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table and footnotes describe equity awards granted to the named executive officers that were outstanding as of December 31, 2011:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Unvested Options	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares in Units or Other Rights That Have Not Vested ($)(3)
Jeffrey H. Fox	300,000			$10.88	2/9/15				142,420	(12)	$1,818,703
		213,630		$13.76	2/4/21
						9,987	(4)	$127,534
						8,390	(5)	$107,140
						71,210	(11)	$909,352

Earl C. Shanks	80,000			$16.04	11/13/13
		77,762		$13.76	2/4/21
						28,800	(6)	$367,776
						20,000	(7)	$255,400
									43,200	(11)	$551,664
						25,921	(10)	$331,011
									51,840	(12)	$661,997

Julia A. Houston	N/A		$	N/A	N/A
		41,183		$14.205	2/4/21
						25,000	(9)	$319,250
						13,728	(10)	$175,307
									27,456	(12)	$350,613

Andrea J. Ayers	14,000			$36.67	1/2/12
		52,980		$13.76	2/4/21
						18,000	(8)	$229,860
						14,400	(6)	$183,888
									21,600	(11)	$275,832
						45,000	(7)	$574,650
									35,320	(12)	$451,036
						17,660	(10)	$225,518

James A. Goetz	N/A		$	N/A	N/A
		17,375		$13.76	2/4/21
						14,400	(8)	$183,888
						4,400	(6)	$56,188
									6,600	(11)	$84,282
						24,000	(7)	$306,480
									11,582	(12)	$147,902
						5,792	(10)	$73,964

(1)	TRSUs.

(2)	Value reported was determined by multiplying the number of units shown by the closing price of our shares as of December 30, 2011, which was $12.77.

(3)	Value reported was determined by multiplying the number of units shown by the closing price of our shares as of December 30, 2011, which was $12.77.

(4)	TRSU award that vests on February 4, 2012.

(5)	TRSU award that vests on April 20, 2012.

(6)	TRSU award that vests on February 1, 2013.

(7)	TRSU award that vests half on June 18, 2012 and half on June 18, 2013.

(8)	TRSU award that vests on March 30, 2012.

(9)	Signing grant TRSU award that vests half on February 15, 2013 and half on February 15, 2014.

(10)	TRSU award that vests half on February 4, 2013 and half on February 4, 2014.

(11)

2010 PRSU award where the number of shares issued depends on the satisfaction of certain performance criteria over the three-year period ending December 31, 2012. The amount shown assumes target payout based on achievement of performance goals through December 31, 2011.

(12)

2011 PRSU award where the number of shares issued depends on the satisfaction of certain performance criteria over the two-year period ending December 31, 2013. The amount shown assumes maximum payout based on achievement of performance goals through December 31, 2011.

OPTION EXERCISES AND STOCK VESTED

The following table and footnotes set forth information with respect to any stock options exercised by our named executive officers and TRSUs and PRSUs that vested during the year ending December 31, 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey H. Fox(2)(ii)(iv)	0	$0	193,000	$2,500,918
Earl C. Shanks(2)(iii)	0	$0	86,600	$1,159,574
Julia A. Houston	0	$0	0	$0
Andrea J. Ayers(2)(i)(iii)	0	$0	42,310	$577,451
James A. Goetz(2)(i)(iii)	0	$0	26,920	$369,195

(1)	During 2011, none of the named executive officers exercised any stock options.

(2)

Reflects the value realized upon (i) vesting of TRSUs in 2011, (ii) payment of Mr. Fox’s salary in the form of shares of our common stock, and (iii) payout of PRSUs for the 2009-2011 performance period, and (iv) payment of Mr. Fox’s annual incentive in shares. The value is determined by multiplying the number of units vested by the fair market value of our shares on the payment date.

PENSION BENEFITS

The following table and footnotes show, as of December 31, 2011, for each of the Company’s qualified and non-qualified pension plans and for each of the 2011 named executive officers, the years of credited service, the present value of the benefits that are expected to be paid to each named executive officer, as well as any payments made during 2011.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Jeffrey H. Fox	N/A
Earl C. Shanks	Pension Plan	8	$119,670	$0
	Supplemental Executive Retirement Plan(2)	16	$1,608,092	$0
Julia A. Houston	N/A
Andrea J. Ayers	Pension Plan	21	$161,404	$0
	Non-Qualified Excess Pension Plan	21	$24,644	$0
James A. Goetz	N/A

(1)

Except as noted in this footnote, amounts reported were computed using the same assumptions used for financial reporting purposes under generally accepted accounting principles as described in more detail in Note 9 to the Company’s financial statements. For the Pension Plan, the assumptions used include a discount rate of 4.55% and a 70% lump sum payment distribution assumption. The assumptions used for the SERP include a discount rate of 4.55%, a lump sum conversion basis of a 5.5% interest rate and the RP-2000 mortality table, and a 100% lump sum payment distribution assumption. The assumed retirement age for the Pension Plan is age 65, the normal retirement age specified in that plan. The assumed retirement age for the SERP is the age at which the executive could retire without any benefit reduction. Amounts reported were based on an assumption that each named executive officer would work to, and retire at, the assumed retirement age.

(2)

Mr. Shanks receives additional service credits under the SERP. For purposes of calculating Mr. Shanks’ benefit under the SERP at termination, he will be credited with one additional year of service for each year of service completed, until a maximum of 25 years of service credit is reached.

In general, all U.S.-resident employees of the Company, including all named executive officers, participate in the Pension Plan on the same terms and conditions. To allow its executives to benefit from the favorable features of a qualified plan (up to the permissible limits), the Company has structured its retirement benefits so that the executives’ retirement benefits are provided through both a qualified and non-qualified Pension Plan. Mr. Fox, Ms. Houston and Mr. Goetz do not participate in the Pension Plan.

Effective April 1, 2008, the Pension Plan, a cash balance pension plan, was frozen with no additional pension credits accruing for any employees. At the end of each year, an active participant’s account is credited with interest at the rate of 4% per annum. At retirement or other termination of employment, an amount equivalent to the balance then credited to the account is payable to the participant in the form of a life annuity. In lieu of a life annuity, a participant may elect to receive the actuarial equivalent of his or her benefit in the form of a lump sum (lump sum payments were limited to 50% payout in 2011 due to pension trust funding levels), or a joint and survivor annuity.

Non-Qualified Excess Pension Plan. The Company’s non-qualified excess pension plan provides a pension benefit to employees whose pension benefit under the qualified pension plan is reduced or capped due to Internal Revenue Service limitations applicable to that plan. Ms. Ayers is eligible to receive a benefit under this plan. Mr. Shanks is not eligible for participation in this plan since he has vested in the SERP. Benefits are paid in 10 annual installments or, if less, the value of the benefits divided by $50,000, rounded up commencing six months after a participant’s separation from service.

Supplemental Executive Retirement Plan. The SERP provides an enhanced pension benefit designed to attract and retain certain top executives. The annual benefit under the SERP is 50% of the executive’s final average pay (reduced by the executive’s qualified pension benefit). This benefit is reduced if the executive has not attained at least age 62 and completed 25 years of service at retirement. The reduction is 3.5% for each year of age under age 62 and 3.5% for each year of service under 25 years. Executives become vested upon completing five years of service. Final average pay is defined as the executive’s highest base salary and annual incentive target over the last five years of his or her career. In 2007, Mr. Shanks agreed to a modification of his SERP benefit that froze his pay for purposes of the SERP calculation at his 2007 compensation level. Mr. Shanks made a lump sum election in 2008, which would be payable six months after separation from service.

NON-QUALIFIED DEFERRED COMPENSATION

The following table and footnotes set forth the contributions, earnings, withdrawals or distributions and aggregate balances for the 2011 named executive officers participating in the Executive Deferred Compensation Plan for the year ending December 31, 2011.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Jeffrey H. Fox	$0	$0	$0	$0	$0
Earl C. Shanks	$20,741	$13,274	$(72,853)	$0	$2,054,961
Julia A. Houston	$0	$0	$0	$0	$0
Andrea J. Ayers	$0	$0	$(557)	$0	$55,756
James A. Goetz	$0	$0	$0	$0	$0

(1)	Amount reported is included in the compensation reported in Summary Compensation Table for each named executive officer.

(2)	Amount reported is not included in the compensation reported in the Summary Compensation Table because the amounts do not reflect above-market or preferential earnings.

(3)

The aggregate balance as of December 31, 2011 for each named executive officer includes deferrals that were previously earned and reported as compensation in the Summary Compensation Table for prior years. For example, from 2007-2010 our named executive officers deferred the following amounts that were previously reported as compensation in the Summary Compensation Table: $0 for Mr. Fox; $107,798 for Mr. Shanks; $0 for Ms. Houston; $0 for Ms. Ayers; and $0 for Mr. Goetz. These amounts have since been adjusted, pursuant to the terms of the Executive Deferred Compensation Plan, for investment performance (e.g., earnings and losses), deferrals credited during 2011 and distributions.

The Executive Deferred Compensation Plan permits executives to defer receipt of up to 75% of their base salary and/or hire or retention bonuses and up to 100% of their annual incentive compensation. The Company matches 100% of the first 5% of amounts deferred by the plan participant (reduced by the Company match eligible to be received under the Company’s Retirement and Savings Plan). Amounts deferred by participants (and the related amounts matched by the Company) are assumed to have been invested in shares of common stock of the Company or in investment options that mirror the gains and/or losses of several different publicly available investment funds based on the investment selections of the participant. Effective January 1, 2012, the Executive Deferred Compensation Plan was frozen and no additional deferrals are permitted on or after that date.

In general, participants are permitted to change their investment direction and exchange in and out of the available investment options on a daily basis. At termination of employment, the participant’s vested account is distributed in a single lump sum payment or in monthly or annual installments to begin within 10 years of termination for a term not to exceed 10 years as elected by the participant for a particular year’s deferral.

PAYMENTS UPON TERMINATION OR IN CONNECTION WITH CHANGE IN CONTROL

The Company has entered into agreements and maintains plans and arrangements that require it to pay or provide compensation and benefits to the named executive officers in the event of certain terminations of employment or in connection with a change in control of the Company. The estimated amount payable or provided to each named executive officer in each situation is summarized below. The estimates for named executive officers generally are based on the assumption that the various triggering events occurred on the last day of 2011, along with other material assumptions noted below. The actual amounts that would be paid to a named executive officer upon termination of employment or in connection with a change in control can only be determined at the time the actual triggering event occurs.

Severance Plan and Employment Letters

Each of the named executive officers participates in the Severance Plan, which provides for certain severance benefits to employees of the Company. The Company is also a party to employment letters with Mr. Fox, Ms. Houston and Ms. Ayers. In certain cases, those employment letters provide additional severance benefits or otherwise vary the terms of the Severance Plan that would otherwise apply. Together, the Severance Plan and the employment letters (as applicable) provide the severance benefits described below:

Mr. Fox. The Company would provide Mr. Fox with the following severance benefits if his employment were terminated by the Company without “cause” or he voluntarily terminated employment for “good reason,” in either case prior to January 31, 2013.

•

Cash severance no greater than two times the sum of base salary and the annual incentive target. The cash severance generally is payable in two equal installments: one following termination and the other within six months after termination;

•	A pro-rata annual incentive bonus based on actual performance for the calendar year of termination, payable in a single lump sum;

•	Pro-rata vesting of any 2011 long-term incentive award;

•	Continued medical, dental and vision coverage for two years, if Mr. Fox elects COBRA coverage and continues to pay the employee portion of the applicable premiums; and

•	Outplacement services, up to a maximum value of $20,000.

Mr. Fox would not be entitled to receive a tax gross-up for any “golden parachute” excise tax that may be imposed under Section 280G of the Internal Revenue Code. Instead, his payments in connection with a change in control would either be reduced to avoid the excise tax or paid in full subject to any excise tax, whichever would provide him with the greater after-tax benefit.

For purposes of Mr. Fox’s employment letter, “cause” generally means (i) willful misconduct or gross negligence that would reasonably be expected to result in a material liability to the Company; (ii) intentional failure or refusal to perform reasonably and lawfully assigned duties; (iii) any indictment for, conviction of, or plea of guilty or nolo contendere to, any felony or any crime involving fraud, theft or breach of trust or similar acts; or (iv) any willful failure to comply with any material written rules, regulations, policies or procedures of the Company; in any case provided that the condition constituting “cause” is not cured by Mr. Fox within 30 days after written notice from the Company.

“Good reason” generally means (i) a material breach by the Company of any provision of the employment letter; (ii) a reduction in title as CEO; (iii) a material reduction in base salary, a material breach of the incentive compensation provisions of the agreement or the failure to pay base salary or earned incentive compensation amounts or, except for across-the-board reductions that apply to senior management generally, a material reduction in the aggregate level of benefits or the failure to provide any such benefits; (iv) a material diminution in authority, duties, responsibilities or reporting relationships or the assignment of duties that are materially inconsistent with Mr. Fox’s position under the agreement; or (v) the relocation of Mr. Fox’s principal place of business outside of Little Rock, Arkansas or anywhere other than the Company’s headquarters and principal executive offices located in Cincinnati, Ohio; in any case provided that the condition constituting “good reason” is not cured by the Company within 30 days after written notice from Mr. Fox.

Other named executive officers. The Company would provide each of the other named executive officers with the following severance benefits if, other than in connection with a change in control, his or her employment were terminated by the Company without “cause” or as part of a reduction in force (or with respect to Ms. Houston, she voluntarily left the Company for “good reason”).

•

Cash severance equal to one times (two times for Mr. Shanks) the sum of base salary and annual incentive. For this purpose, the annual incentive for Mr. Shanks, Ms. Houston, Ms. Ayers and Mr. Goetz is calculated by averaging the percentage annual incentive plan payout for the last two payout periods for which they were employed and eligible for a bonus under the annual incentive plan and the percentage amount for the current year. The cash severance generally is payable in two equal installments: one following termination and the other within six months after termination;

•	Continued medical, dental and vision coverage for one year, if the named executive officer elects COBRA coverage and continues to pay the employee portion of the applicable premiums; and

•	Outplacement services, up to a maximum value of $20,000 per executive.

The Company would provide each of the other named executive officers with the following severance benefits if his or her employment were terminated by the Company without “cause” within two years (or with respect to Ms. Houston and Ms. Ayers, if she voluntarily left the Company for “good reason,” in either case within two years and one year, respectively) after a change in control:

•

Cash severance equal to two times (three times for Mr. Shanks) the sum of base salary and annual incentive. The annual incentive for Mr. Shanks, Ms. Houston, Ms. Ayers and Mr. Goetz is calculated by averaging the percentage annual incentive plan payout for the last two periods for which they were employed and eligible for a bonus under the annual incentive plan. The cash severance generally is payable in two equal installments: one following termination and the other within six months after termination;

•

Continued medical, dental and vision coverage for two years (three years for Mr. Shanks), if the named executive officer elects COBRA coverage and continues to pay the employee portion of the applicable premiums;

•	Outplacement services, up to a maximum value of $20,000 per executive; and

•

For the named executive officers other than Ms. Houston, a conditional tax gross-up for “golden parachute” excise tax imposed under Section 280G of the Internal Revenue Code. That is, if the present value of all payments to a named executive officer in connection with the change in control exceeds the applicable limitation by more than 15%, the Company will make an additional payment to the named executive officer in an amount equal to any excise tax imposed by Section 280G, grossed-up for additional taxes on the payment. However, if the present value of all payments in connection with the change in control exceeds the applicable limitation by 15% or less, payments to the named executive officer will be reduced so that the excise tax does not apply. The excise tax gross-up has been eliminated for any executives, such as Ms. Houston, joining the Company on or after January 1, 2011.

For this purpose, “cause” generally means the executive has failed to perform in accordance with specific directives or policies of the Company; violated Company policies or the Company’s Code of Business Conduct; engaged in conduct that reflects poorly on or damages the image of the Company; or engaged in conduct that seriously impairs or can reasonably be expected to seriously impair the Company’s ability to conduct its ordinary business in the usual manner.

In general, the Company’s obligation to provide benefits under the Severance Plan or applicable employment agreement is conditioned upon the executive providing a release of claims and complying with applicable non-competition or other post-employment restrictive covenants.

Long-Term Incentives

Under the Long-Term Incentive Plan (“LTIP”), in the event of a named executive officer’s death, disability, retirement or involuntary termination of employment by the Company without cause, or in connection with a change in control, each named executive officer’s outstanding and unvested long-term incentive awards would become vested as follows:

Award	Death or Disability	Involuntary Termination Without Cause	Retirement	Change in Control
TRSU granted in March 2010 and prior years	A pro-rated number would become vested upon the date of termination	A pro-rated number would become vested upon the date of termination	N/A	Fully vested on the change in control

TRSU granted in July 2010 (“Retention Award”)	A pro-rated number would become vested upon the date of termination	A pro-rated number would become vested upon the date of termination	N/A	Units would be converted to cash and would vest: 1/3 on the change in control, 1/3 six months after the change in control and 1/3 on the first anniversary of the change in control (although vesting would accelerate on an earlier termination without cause, by reason of death or disability, or for good reason).

TRSU granted in February 2011	A pro-rated number would become vested upon the date of termination	A pro-rated number would become vested upon the date of termination	N/A	Units would be converted to cash and would vest: 1/2 on the earlier of six months or the second anniversary of the date of grant, and 1/2 would vest on the earlier of 12 months or the third anniversary of the date of grant (although vesting would accelerate on an earlier termination without cause, by reason of death or disability, or for good reason).

Award	Death or Disability	Involuntary Termination Without Cause	Retirement	Change in Control
PRSU and performance cash award for the 2010-2012 performance cycle	A pro-rated number would become vested upon the date of termination based on performance through the last day of the calendar year coinciding with or preceding the date of termination	A pro-rated number would become vested upon the date of termination based on performance through the last day of the calendar year coinciding with or preceding the date of termination	A pro-rated number would become vested upon the date of termination based on performance through the last day of the calendar year coinciding with or preceding the date of termination	All awards would become fully vested based on performance through the change in control

PRSU for the 2011-2012 performance cycle	A pro-rated number would become vested upon the date of termination based on performance through the last day of the month preceding the date of termination	A pro-rated number would become vested upon the date of termination based on performance through the last day of the month preceding the date of termination	A pro-rated number would become vested upon the date of termination based on performance through the last day of the month preceding the date of termination	All awards would become fully vested based on performance through the change in control

Stock Options	N/A	N/A	N/A	All stock options would become fully vested on the change in control

Equity awards granted to Mr. Fox in 2011	Notwithstanding the foregoing, in the event the company terminates Mr. Fox’s employment without cause, or he leaves for good reason (each as defined in his employment agreement), then in addition to the provisions above, he will receive pro-rata vesting of his equity awards granted in 2011.

The LTIP defines “retirement” as termination of employment (i) after age 55 with 10 years of service, or (ii) with 30 years of service. “Cause” means fraud, misappropriation, embezzlement, commission of a crime or an act of moral turpitude, violation of the Company’s Code of Business Conduct, recklessly or willfully injuring an employee, Company property, business or reputation or acting recklessly in the performance of duties.

A “change in control” means (i) a tender is made and consummated for 30% or more of the outstanding voting securities of the Company; (ii) the Company merges or consolidates with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company, other than certain affiliates of a party to the transaction; (iii) the sale of substantially all of the Company’s assets to another corporation which is not a wholly owned subsidiary; (iv) the acquisition of 20% or more of the outstanding voting securities of the Company, or the acquisition of control in any manner of the election of a majority of the directors of the Company; or (v) within a two-year period, individuals who at the beginning of such period constitute the Board cease to constitute at least a majority thereof, unless the election of each new director is approved in advance by at least two-thirds of the director then in office who were directors at the beginning of the two-year period.

Severance Tables

The following tables describe payments to each 2011 named executive officer that would be triggered by the occurrence of various events explained above and listed below:

	Disability		Death		Termination Without Cause or for Good Reason		Change in Control		Termination Without Cause or for Good Reason following a Change in Control
Jeffrey H. Fox
TRSU vesting(1)		$537,792		$537,792		$537,792		$234,674		$909,352
PRSU vesting(2)(ii)		$522,877		$522,877		$522,877		$1,045,754		$0
Stock option vesting(4)		$0		$0		$0		$0		$0
Supplemental LTD		$490,419	$	N/A	$	N/A	$	N/A	$	N/A
Life Benefit (3x base salary)(5)	$	N/A		$2,959,899	$	N/A	$	N/A	$	N/A
Severance (multiple of base salary)(5)	$	N/A	$	N/A		$1,973,266	$	N/A		$1,973,266
Severance (multiple of annual incentive)(6)	$	N/A	$	N/A		$3,371,280	$	N/A		$3,371,280
Benefits continuation(7)	$	N/A	$	N/A		$20,000	$	N/A		$20,000
Excise tax + tax gross-up	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A

Total		$1,551,088		$4,020,568		$6,425,215		$1,280,428		$6,273,898

	Disability		Death		Termination Without Cause		Change in Control		Termination Without Cause following a Change in Control
Earl C. Shanks
SERP lump sum value		$3,140,514		$3,140,514		$3,140,514		$0		$3,140,514
TRSU vesting(1)		$483,221		$483,221		$483,221		$452,909		$501,278
PRSU vesting(2)(i)(ii)		$410,990		$410,990		$410,990		$711,647		$0
Performance Cash vesting(3)		$0		$0		$0		$0		$0
Stock option vesting(4)		$0		$0		$0		$0		$0
Supplemental LTD		$552,663	$	N/A	$	N/A	$	N/A	$	N/A
Life Benefit (3x base salary)	$	N/A		$1,493,340	$	N/A	$	N/A	$	N/A
Severance (multiple of base salary)	$	N/A	$	N/A		$995,560	$	N/A		$1,493,340
Severance (multiple of annual incentive)	$	N/A	$	N/A		$637,383	$	N/A		$956,075
Benefits continuation(7)		$10,315	$	N/A		$40,630	$	N/A		$50,945
Excise tax + tax gross-up	$	N/A	$	N/A	$	N/A	$	N/A		$2,121,550

Total		$4,597,703		$5,528,065		$5,708,298		$1,164,556		$8,263,702

	Disability		Death		Termination Without Cause or for Good Reason		Change in Control		Termination Without Cause or for Good Reason following a Change in Control
Julia A. Houston
TRSU vesting(1)		$164,852		$164,852		$164,852		$0		$494,557
PRSU vesting(2)(ii)		$100,801		$100,801		$100,801		$201,603		$0
Stock option vesting(4)		$0		$0		$0		$0		$0
Supplemental LTD		$823,697	$	N/A	$	N/A	$	N/A	$	N/A
Life Benefit (3x base salary)	$	N/A		$1,125,000	$	N/A	$	N/A	$	N/A
Severance (multiple of base salary)	$	N/A	$	N/A		$375,000	$	N/A		$750,000
Severance (multiple of annual incentive)	$	N/A	$	N/A		$321,750	$	N/A		$643,500
Benefits continuation(7)		$3,049	$	N/A		$23,049	$	N/A		$26,098
Excise tax + tax gross-up	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A

Total		$1,092,399		$1,390,653		$985,452		$201,603		$1,914,155

	Disability		Death		Termination Without Cause		Change in Control		Termination Without Cause or for Good Reason following a Change in Control
Andrea J. Ayers
TRSU vesting(1)		$714,950		$714,950		$714,950		$605,298		$608,618
PRSU vesting(2)(i)(ii)		$240,006		$240,006		$240,006		$424,845		$0
Performance Cash vesting(3)		$0		$0		$0		$0		$0
Stock option vesting(4)		$0		$0		$0		$0		$0
Supplemental LTD		$756,547	$	N/A	$	N/A	$	N/A	$	N/A
Life Benefit (3x base salary)	$	N/A		$1,275,000	$	N/A	$	N/A	$	N/A
Severance (multiple of base salary)	$	N/A	$	N/A		$425,000	$	N/A		$882,692
Severance (multiple of annual incentive)	$	N/A	$	N/A		$285,600	$	N/A		$571,200
Benefits continuation(7)		$8,274	$	N/A		$28,274	$	N/A		$36,548
Excise tax + tax gross-up	$	N/A	$	N/A	$	N/A	$	N/A		$1,262,865

Total		$1,719,777		$2,229,956		$1,693,830		$1,030,143		$3,361,923

	Disability		Death		Termination Without Cause		Change in Control		Termination Without Cause following a Change in Control
James A. Goetz
TRSU vesting(1)		$399,241		$399,241		$399,241		$342,236		$278,284
PRSU vesting(2)(i)(ii)		$76,235		$76,235		$76,235		$135,613		$0
Performance Cash vesting(3)		$0		$0		$0		$0		$0
Stock option vesting(4)		$0		$0		$0		$0		$0
Supplemental LTD		$422,882	$	NA	$	N/A	$	N/A	$	N/A
Life Benefit (3x base salary)	$	N/A		$975,000	$	N/A	$	N/A	$	N/A
Severance (multiple of base salary)	$	N/A	$	N/A		$325,000	$	N/A		$675,000
Severance (multiple of annual incentive)	$	N/A	$	N/A		$163,800	$	N/A		$327,600
Benefits continuation(7)		$11,160	$	N/A		$31,160	$	N/A		$42,320
Excise tax + tax cut back(8)	$	N/A	$	N/A	$	N/A	$	N/A		$(23,078)

Total		$909,518		$1,450,476		$995,436		$477,849		$1,300,126

(1)	TRSU value is based on December 30, 2011 closing price of $12.77.

(2)

PRSU value is based on December 30, 2011 closing price of $12.77. (i) Performance criteria applied for purposes of 2010 PRSUs is based on the Company’s TSR through December 31, 2011. (ii) Performance criteria applied for purposes of 2011 PRSUs is based on the Company’s EBITDA performance through December 31, 2011.

(3)	Performance criteria for performance cash is based on the Company’s TSR through December 31, 2011. The TSR threshold for performance cash was not achieved.

(4)	Accelerated stock options vesting due to a Change in Control did not result in exercisable value.

(5)

Mr. Fox receives a base salary consisting of $300,000 cash per year and 4,500 fully vested shares of company stock per month valued at the average high/low share price on the monthly pay date for a total annual salary of $986,633.

(6)

As noted in Footnote 2 of the Summary Compensation Table, the annual incentive award for Mr. Fox is payable in the Company’s common stock. For purposes of this calculation, the value is based on December 30, 2011 closing price of $12.77.

(7)	Amounts represent continuation of medical, dental and vision premium payments for those named executive officers who participate in our health plans, and also includes outplacement services.

(8)	Severance Plan allows for a reduction of up to 15% of the amount of a cash payment entitled to be received to an amount that does not exceed the Section 280G limitation.

DIRECTOR COMPENSATION

The following table sets forth the total compensation paid to each non-employee director for services provided as a director for fiscal year 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
John F. Barrett	$87,500	$87,500	$0	$0	$175,000
Willard W. Brittain, Jr.	$85,000	$85,000	$0	$0	$170,000
Richard R. Devenuti	$85,000	$85,000	$0	$0	$170,000
Joseph E. Gibbs	$85,625	$87,500	$0	$0	$173,125
Joan E. Herman	$7,500	$80,000	$0	$0	$87,500
Thomas L. Monahan III	$94,375	$92,500	$0	$0	$186,875
Ronald L. Nelson	$80,000	$80,000	$0	$0	$160,000
Philip A. Odeen	$180,000	$80,000	$0	$0	$260,000
Richard F. Wallman	$89,375	$90,000	$0	$1,000	$180,375

Former Board Members Who Left in 2011(4):
David B. Dillon	$29,167	$0	$0	$0	$29,167
Barry Rosenstein	$26,667	$0	$0	$0	$26,667

(1)

Reflects the aggregate grant date fair value of the restricted stock unit awards granted to the non-employee directors in 2011. The aggregate grant date fair value was determined in accordance with ASC Topic 718. See Note 10 of the Consolidated Financial Statements contained in our Annual Report for an explanation of the assumptions made in valuing these awards. The aggregate number of unvested restricted stock units at year-end for each director is 20,588 for Messrs. Barrett and Gibbs; 20,412 for Mr. Brittain; 19,327 for Mr. Devenuti; 6,766 for Ms. Herman; 20,941 for Mr. Monahan; 20,059 for Messrs. Nelson and Odeen; and 20,765 for Mr. Wallman.

(2)

The Company did not grant any stock option awards to the non-employee directors in 2011. The aggregate number of Common Shares subject to options outstanding at year end for each director is 17,000 for Messrs. Barrett, Gibbs, and Odeen; 0 for Ms. Herman; and 0 for Messrs. Brittain, Devenuti, Monahan, Nelson, and Wallman. All options are fully vested and exercisable.

(3)

Reflects matching contributions made by the Company pursuant to the Company’s Educational Matching Gifts Program, which matches qualified contributions made by the Company’s employees and directors to accredited colleges and universities using a dollar-for-dollar ratio. This program was terminated in the second quarter of 2011.

(4)	Each of Messrs. Dillon and Rosenstein resigned effective as of the 2011 Annual Meeting.

Company employees receive no additional compensation for serving as a director. Non-employee directors receive compensation consisting of cash and restricted stock units. Non-employee directors receive an annual retainer of $160,000 paid one-half in cash and one-half in TRSUs. In addition, a $10,000 annual retainer is paid to each Audit Committee member and a $20,000 annual retainer is paid to the Audit Committee chair both paid one-half in cash and one-half in TRSU awards. Chairs of the Compensation and Benefits Committee, Finance Committee, and Governance and Nominating Committee receive an annual retainer of $15,000 paid one-half in cash and one-half in TRSU awards. The Non-Executive Chairman receives an annual retainer of $100,000. Each non-employee director who is first elected or appointed to the Board receives a one-time TRSU award valued at $80,000 at the time of grant. Restricted stock units awarded to non-employee directors vest one year after the grant date (or earlier in the case of death, disability or retirement).

Directors may elect to defer the receipt of all or a part of their fees and retainers under the Company’s Directors Deferred Compensation Plan. Fees and retainers that are deferred are assumed to be invested as directed by the directors in the same type of investments, including Company Common Shares, as are made available under the Executive Deferred Compensation Plan. Accounts credited with fees and retainers under the Directors Deferred Compensation Plan will be paid in cash, in one lump sum or up to 10 annual installments when the director leaves the Board. In 2010 and 2011, amounts credited to the restricted stock account are assumed to be invested in Common Shares and are distributed in the form of Common Shares when the director leaves the Board. In the event of a Change in Control as defined in the Directors Deferred Compensation Plan, all accounts will be distributed in a single lump sum. Distributions of amounts contributed on or after January 1, 2005 are governed by Section 409A of the Code. Effective January 1, 2012, the Director Deferred Compensation Plan was frozen and no additional deferrals are permitted on or after that date.

AUDIT COMMITTEE REPORT

In discharging its oversight responsibility related to the audit process, the Audit Committee obtained from Ernst & Young LLP, its independent registered public accounting firm (“independent auditors”), written disclosures regarding auditors’ independence as required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence.” In accordance with the foregoing standard, the Audit Committee discussed with the independent auditors, their independence and satisfied itself as to the independent auditors’ independence. The Audit Committee also considered the compatibility of non-audit services with the independent auditors’ independence. The Audit Committee has determined that the provision of certain non-audit services is compatible with maintaining the independence of Ernst & Young LLP as the Company’s independent auditors subject to review and approval by the Audit Committee.

The Audit Committee discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls, disclosure controls and procedures, and the organization of the internal audit department’s responsibilities, budget and staffing. In 2011, the Audit Committee regularly reviewed the status of the Company’s efforts to ensure compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requirements relating to effective internal control over financial reporting. The Audit Committee reviewed with both the independent auditors and the internal auditors their audit plans, audit scope and identification of audit risks. The Audit Committee received updates on legal issues from the Company’s General Counsel and any reports of accounting or auditing complaints received on the Company’s Ethics Hotline. The Audit Committee also reviewed and approved the Company’s Financial Code of Ethics for the CEO and Senior Financial Officers.

The Audit Committee discussed and reviewed with the independent auditors matters required to be discussed under Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements and internal control over financial reporting. The Audit Committee also discussed the results of the internal audit examinations.

In 2011, the Audit Committee discussed the interim financial information contained in each of the three quarterly Forms 10-Q with management and the independent auditors. The Audit Committee also reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2011 with management and the independent auditors. Additionally, the Audit Committee reviewed each of the Company’s draft quarterly earnings releases. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements. Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC. The Board approved this recommendation. The Audit Committee also reappointed Ernst & Young LLP as the Company’s independent auditors.

The Audit Committee has a Statement of Policy with respect to Related Party Transactions. In connection with this policy, the Company has conducted a review, and based on the findings of this review, the Committee has concluded that there were no reportable relationships as defined by Item 404(a) of Regulation S-K other than as described under the heading “Related Party Transactions.”

The Audit Committee acts pursuant to the Audit Committee Charter approved by the Board in January 2011, as may be amended from time to time, a copy of which is available on the “Corporate Governance” page of our website at www.convergys.com.

Audit Committee

Richard F. Wallman, Chair

Willard W. Brittain, Jr.

Richard R. Devenuti

Joan E. Herman

Thomas L. Monahan III

PROPOSAL NO. 2

RATIFICATION OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

The Audit Committee appointed the firm of Ernst & Young LLP as the registered independent public accounting firm to audit the financial statements of the Company for the year 2012. The Company is asking you to ratify that appointment. If the shareholders fail to ratify the selection of Ernst & Young LLP as the Company’s registered independent public accounting firm, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of a different independent auditing firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

One or more members of the firm of Ernst & Young LLP will attend the annual meeting, will be permitted to make a statement if they desire to do so and will be available to answer questions.

Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the 2012 fiscal year requires the approval of the holders of at least a majority of the shares entitled to vote and present in person or represented by proxy. Abstentions will count as votes against the proposal. Broker non-votes do not count for voting purposes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

AUDIT FEES

Fees paid to Ernst & Young LLP in 2010 and 2011 were as follows:

	2010	2011
Audit Fees(1)	$2,221,705	$1,548,000
Audit-Related Fees(2)	$968,000	$1,403,995
Tax Fees(3)	$183,000	$198,000
All Other Fees	$0	$0

Total	$3,372,705	$3,149,995

(1)	Audit Fees were for audit services, including (a) the annual audit (including required quarterly reviews), subsidiary audits and other procedures required to be performed by the independent auditors to be able to form an opinion on the Company’s consolidated financial statements; (b) the audit of the effectiveness of internal control over financial reporting; (c) consultation with management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, the Financial Accounting Standards Board or other regulatory or standard-setting bodies; (d) international statutory audits; and (e) services that only the independent auditors reasonably can provide, such as services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings and assistance in responding to SEC comment letters.

(2)	Audit-Related Fees were principally for services related to (a) attest services related to financial reporting that are not required by statute or regulation, (b) information system audits, and (c) audits of employee benefit plans.

(3)	Tax Fees were for services related to tax compliance and planning.

PROPOSAL NO. 3

APPROVAL OF THE CONVERGYS CORPORATION

ANNUAL EXECUTIVE INCENTIVE PLAN

AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 2, 2012

On February 2, 2012, the Board of Directors adopted, subject to shareholder approval, an amended Annual Executive Incentive Plan (the “Plan”). The amendment (i) modifies the list of available performance objectives, and (ii) increases the maximum amount payable to any participant during any calendar year from $2,000,000 to $3,000,000.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally prevents a publicly held corporation from claiming federal income tax deductions for compensation in excess of $1 million paid to certain of its senior executives. Compensation is exempt from this limitation, however, if it qualifies as “performance-based compensation.” In order for awards under the Plan to qualify as performance-based compensation, the Company’s shareholders must approve the individuals eligible to receive an award under the Plan, the material terms of the performance objectives under the Plan, and the maximum amount of compensation that is payable under an award for a specified period to any one individual.

The Company intends that awards paid under the Plan will qualify as performance-based compensation. Therefore, our shareholders are asked to approve the Plan to qualify awards as performance-based compensation for purposes of Section 162(m) of the Code. If the Plan is not approved by the shareholders, we will not make any payments under the Plan. We may, however, grant discretionary cash bonuses or other compensation outside of the Plan to the individuals who would have been eligible to participate in the Plan, although no employee has a right to any bonus or other compensation as a substitute in the event shareholders do not approve the Plan. Any such bonuses paid outside the Plan would not qualify as performance-based compensation under Section 162(m) of the Code, and, accordingly, all or a portion of any such bonuses might not be deductible by the Company for federal income tax purposes.

Provided below is a summary of the Plan (as amended and restated effective February 2, 2012) which is qualified in its entirety by reference to the full text of the plan document, a copy of which is attached hereto as Appendix I.

Eligibility. The Plan applies to the Chief Executive Officer and other executive officers of the Company (which for most years includes a total of five other executive officers) as selected by the Compensation and Benefits Committee.

Purpose. The Plan was adopted in order to advance the interests of the Company and shareholders by enabling the Company to attract and retain key senior executives and to encourage those executives to contribute to the continued success of the Company.

Performance Criteria. Performance criteria upon which payments under the Plan will be based shall be measured in terms of one or more of the following objectives, described as they relate to Company-wide objectives or objectives related to a subsidiary, division, department or function of the Company for the calendar year: earnings per share, operating income, stock price, shareholder return, return on investment, return on capital, return on equity, earnings before interest, taxes, depreciation and amortization, gross or net profits, gross or net revenues, cash flow, operating margin, profit margin, contribution margin, market share, sales, costs, debt to capital ratio, economic value added, and/or strategic business development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, customer retention, gross or net additional customers, average customer life, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The performance criteria may be made relative to the performance of a group of comparable companies, or published or special index that the Compensation and Benefits Committee, in its sole discretion, deems appropriate, or the Company may select performance criteria as compared to various stock market indices. Performance criteria may be stated as a combination of the listed factors. Maintaining the status quo or limiting economic losses can be appropriate performance criteria, provided such performance criteria are not substantially certain to occur as of the date the Compensation and Benefits Committee establishes the performance objectives.

Each year the Compensation and Benefits Committee shall specify in writing, no later than 90 days after the beginning of each calendar year, the performance criteria to be achieved, a minimum acceptable level of achievement below which no payment will occur, and a formula for determining the amount of any payment to occur if performance is at or above the minimum acceptable level but falls short of full achievement of the specified performance criteria.

If the Compensation and Benefits Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance criteria to be unsuitable, the Compensation and Benefits Committee may modify such performance criteria or the related minimum acceptable level of achievement, in whole or in part, as the Compensation and Benefits Committee deems appropriate and equitable. However, no such modification will be made to the extent that it would cause a payment under the Plan to fail to qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

Amount of Payment. The Compensation and Benefits Committee, based upon information to be supplied by management of the Company, will establish for each year, a target incentive amount and performance criteria for each eligible executive and communicate such amount and criteria in writing to such eligible executive within the first 90 days of the year for which such incentive may be paid. Annual Incentive will be earned by eligible executives based upon the level of attainment of the applicable performance criteria during the applicable year. The maximum amount of any single bonus payment to any one participant under the Plan for any year shall be $3,000,000 (or, in the case of an award paid in the form of Company common shares, a number of Company common shares having an aggregate fair market value on the date of payment not in excess of $3,000,000). As soon as practicable after the end of the applicable year, the Compensation and Benefits Committee shall determine and certify in writing the level of attainment of the performance criteria for each eligible executive and the bonus to be paid to each eligible executive. Notwithstanding any other provision of the Plan to the contrary, the Compensation and Benefits Committee may, in its sole and absolute discretion, reduce the target incentive amount of any eligible executive or the bonus to be paid to any eligible executive.

Form and Timing of Payment. All awards may be paid in cash. Awards shall be paid as soon as practicable following the end of the year, but no later than March 15th of the year following the year in which the services were performed to which the payment relates. However, if permitted by the Compensation and Benefits Committee, payment may be deferred at the election of the eligible executive pursuant to a deferred compensation arrangement maintained by the Company. The Compensation and Benefits Committee may, in its sole discretion, determine that all or part of an award shall be paid in the form of an equivalent amount of Company common shares that will be issued under the Company’s equity compensation plans in existence at the time of grant. In the event a participant terminates employment with the Company and its subsidiaries for any reason prior to the last day of the year, the participant shall not be entitled to payment of an award with respect to that year.

Administration. The Plan is administered by the Compensation and Benefits Committee, which shall consist of not less than two directors each of whom shall be an “outside director” as defined in the regulations under Section 162(m) of the Code.

Amendment. The Board may amend or terminate the Plan at any time. However, no amendment shall increase the maximum award to an eligible executive without the consent of shareholders.

Miscellaneous. Nothing in the Plan gives any eligible executive any right to continue employment with the Company, and the Plan does not affect the right of the Company to dismiss any eligible executive or employee. Except as required by law, amounts payable under the Plan are not subject to assignment and are not subject to the debts or liabilities of an eligible executive. Notwithstanding any other provision of the Plan, any payment made to an eligible executive pursuant to the Plan may be subject to repayment to the Company pursuant to any compensation recovery policy that may be maintained by the Company (including a compensation recovery policy adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act) or pursuant to applicable law.

Federal Income Tax Consequences

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Plan. This summary is not intended to be complete and does not describe state, local, foreign or other tax consequences.

A participant in the Plan will be taxed at ordinary income rates on the amount of any payment (including cash and the fair market value of any Company common shares) received pursuant to the Plan. The Plan is intended to comply with the requirements of Section 162(m) for “performance-based compensation.” Generally, the Company should be entitled to a federal income tax deduction corresponding to the amount of income recognized by the participant in the Plan, provided, that, among other things, payment (a) satisfies the “performance-based compensation” exception to Section 162(m) of the Code, (b) meets the test of reasonableness, (c) is an ordinary and necessary business expense, and (d) is not an “excess parachute payment” within the meaning of Section 280G of the Code.

Benefits

Future benefits to be received by a person or group under the Plan are not determinable at this time and will depend on corporate performance. Actual awards under the Plan for 2011 are identified in Footnotes 2 and 4 to the Summary Compensation Table on page 31.

This proposal must be approved by the holders of at least a majority of the shares entitled to vote and present in person or represented by proxy. Abstentions will count as votes against the proposal. Broker non-votes do not count for voting purposes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE

CONVERGYS CORPORATION

ANNUAL EXECUTIVE INCENTIVE PLAN AS AMENDED AND RESTATED

EFFECTIVE FEBRUARY 2, 2012.

Current Equity Compensation Plan Information

The following table provides information as of December 31, 2011 about our equity compensation plan under which awards are currently outstanding.

Plan Category	Number of Shares Issuable Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares Remaining Available for Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c)(2)
Equity compensation plans approved by shareholders	7,792,150	$23.90	9,116,230
Equity compensation plans not approved by shareholders	0	$0	0
Total	7,792,150	$23.90	9,116,230

(1)	Column (a) represents the number of shares of our common stock that may be issued in connection with the exercise of outstanding stock options granted under the Company’s equity plan.

(2)

Column (c) represents the number of shares of our common stock available for issuance under the equity plan, other than shares available for issuance in connection with the exercise of outstanding stock options.

PROPOSAL NO. 4

APPROVAL, ON AN ADVISORY BASIS,

OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

At the 2011 Annual Meeting of Shareholders, the shareholders approved a resolution to hold an annual advisory vote on executive compensation, and the Board of Directors decided that the advisory vote on executive compensation would be held every year until the next required advisory vote on the frequency of holding the advisory vote on executive compensation. We, therefore, are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure.”

Because this vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPANY’S COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION

AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT.

SHAREHOLDER PROPOSALS

Shareholder proposals intended for inclusion in the Proxy Statement for the annual meeting of shareholders in 2013 must be received by the Company on or before November 16, 2012 and must also meet the other requirements of the rules of the SEC relating to shareholder proposals. SEC rules set standards for eligibility and specify the types of shareholder proposals that may be excluded from a proxy statement. If a shareholder notifies the Company after February 3, 2013 of its intent to present a proposal, the Company will have the right to exercise discretionary voting authority with respect to that proposal without including information regarding such proposal in its proxy materials. Submitting a proposal does not guarantee that it will be included in the proxy statement nor that a shareholder may raise a proposal at the annual meeting. Proposals or notices should be sent to the Corporate Secretary at the address listed above.

HOUSEHOLDING NOTICE

Important Notice Regarding Delivery of Shareholder Documents

The SEC rules allow companies, subject to certain conditions, to send only one proxy statement and annual report or Notice of Internet Availability of Proxy Materials to two or more shareholders who share the same last name and address. This “householding” rule provides greater convenience for shareholders and cost savings for companies by reducing the number of duplicate documents that households receive.

If you are a Convergys Corporation shareholder who resides in the same household with another shareholder with the same last name, or if you hold more than one account with Computershare registered in your name at the same address, and wish to receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each account, please contact our transfer agent, Computershare, toll free at 1-800-988-5291. You may also write to Computershare at P.O. Box 43078, Providence, RI 02940-3078.

If you do not contact us within 60 days of the date of this mailing, your consent to “householding” will be presumed and your household will receive only one proxy statement and annual report or Notice of Internet Availability of Proxy Materials until you, or other members of your household, revoke such consent. Please note that each shareholder will continue to receive a separate proxy card or other personalized information, which will allow each individual to vote independently. You may also receive a separate mailing if you hold additional shares in a brokerage account.

You may revoke your consent at any time by contacting our transfer agent, Computershare, using the same contact information as set forth above. Your request to begin receiving separate documents will begin 30 days after receiving such notice.

No action is required on your part to participate. This program not only allows us to reduce costs but also is more environmentally friendly by reducing the unnecessary use of materials.

ADDITIONAL INFORMATION

Other Business. At the time this Proxy Statement was released for printing on March 16, 2012, the Company knew of no other matters which might be presented for action at the annual meeting. If any other matters properly come before the annual meeting, it is intended that the Common Shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.

How We Solicit Proxies. In addition to this distribution Convergys may solicit proxies personally, electronically or by telephone. Convergys pays the costs of soliciting the proxies. The Company is paying

Georgeson Inc. a fee of $15,500, plus expenses, to help with the solicitation of proxies for the meeting. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

FORM 10-K AND CORPORATE GOVERNANCE DOCUMENTS AVAILABLE

Requests for copies of the Company’s Annual Report, Form 10-K or exhibits thereto, proxy statement, any committee charter, the Governance Principles, the Business Code of Conduct or the Financial Code of Ethics should be addressed to Convergys Corporation, 201 East Fourth Street, Cincinnati, Ohio 45202, Attention: Investor Relations Department. These reports are also available on the “Corporate Governance” page of the Investor Relations section of the Company’s website at www.convergys.com. The information on our website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the SEC.

APPENDIX I

Convergys Corporation

Annual Executive Incentive Plan

As Amended and Restated, effective February 2, 2012

Eligibility

The Annual Executive Incentive Plan (the “Plan”), as amended and restated effective February 2, 2012, subject to approval by the shareholders of Convergys Corporation (the “Company”) shall apply to the Chief Executive Officer and other executive officers of the Company selected by the Compensation and Benefits Committee (the “Compensation Committee”) commencing on and after January 1, 2012.

Purpose

The Board of Directors of the Company (the “Board”) intends that the Plan will advance the interests of the Company and shareholders by enabling the Company to attract and retain key senior executives and to encourage those executives to contribute to the continued success of the Company. Payments under the Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Performance Criteria

Performance criteria upon which payments under the Plan will be based shall be measured in terms of one or more of the following objectives, described as they relate to Company-wide objectives or objectives related to a subsidiary, division, department or function of the Company for the calendar year: earnings per share, operating income, stock price, shareholder return, return on investment, return on capital, return on equity, earnings before interest, taxes, depreciation and amortization, gross or net profits, gross or net revenues, cash flow, operating margin, profit margin, contribution margin, market share, sales, costs, debt to capital ratio, economic value added, and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, customer retention, gross or net additional customers, average customer life, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The performance criteria may be made relative to the performance of a group comparable companies, or published or special index that the Compensation Committee, in its sole discretion, deems appropriate, or the Company may select performance criteria as compared to various stock market indices. Performance criteria may be stated as a combination of the listed factors. Maintaining the status quo or limiting economic losses can be appropriate performance criteria, provided such performance criteria are not substantially certain to occur as of the date the Compensation Committee establishes the performance criteria.

Each year the Compensation Committee shall specify in writing, no later than 90 days after the beginning of each calendar year, the performance criteria to be achieved, a minimum acceptable level of achievement below which no payment will occur, and a formula for determining the amount of any payment to occur if performance is at or above the minimum acceptable level but falls short of full achievement of the specified performance criteria.

If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance criteria to be unsuitable, the Compensation Committee may modify such performance criteria or the related minimum acceptable level of achievement, in whole or in part, as the

Compensation Committee deems appropriate and equitable; provided, however, that no such modification will be made to the extent that it would cause a payment under the Plan to fail to qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

Amount of Payment

The Compensation Committee, based upon information to be supplied by management of the Company, will establish for each year, a target incentive amount and performance criteria for each eligible executive within the first 90 days of the year for which such bonus may be paid. Awards will be earned by eligible executives based upon the level of attainment of the applicable performance criteria during the applicable year. Notwithstanding any other provision of the Plan to the contrary, the maximum amount of any single bonus payment under the Plan to any participant for any year shall be $3,000,000 (or, in the case of an award paid in the form of Company common shares, a number of Company common shares having an aggregate fair market value on the date of payment not in excess of $3,000,000). As soon as practicable after the end of the applicable year, the Compensation Committee shall determine and certify in writing the level of attainment of the performance criteria for each eligible executive and the bonus to be paid to each eligible executive. Notwithstanding any other provision of the Plan to the contrary, the Compensation Committee may, in its sole and absolute discretion, reduce the target incentive amount of any eligible executive or the bonus to be paid to any eligible executive.

Form and Timing of Payment

Awards shall be paid in cash as soon as practicable following the end of the year, but no later than March 15th of the year following the year in which the services were performed to which the payment relates; provided however that if permitted by the Compensation Committee in its sole discretion, payment may be deferred at the election of the eligible executive pursuant to a deferred compensation arrangement maintained by the Company. The Compensation Committee may, in its sole discretion, determine that all or part of an award shall be paid in the form of an equivalent amount of Company common shares; provided that the shares will be issued under the Company’s equity compensation plans in existence at the time of grant. In the event a participant terminates employment with the Company and its subsidiaries for any reason prior to the last day of the year, the participant shall not be entitled to payment of an award with respect to that year.

Administration

The Plan is administered by the Compensation Committee, which shall consist of not less than two directors each of whom shall be an “outside director” as defined in the regulations under Section 162(m) of the Code.

It is the intention of the Company that the Plan qualify for the performance-based compensation exception of Section 162(m) of the Code and the short-term deferral exception of Section 409A of the Code. The Plan shall be administered in a manner consistent with this intent, and any provision of the Plan or action of the Compensation Committee that would cause the Plan to fail to satisfy either such exception shall have no force and effect until amended or corrected to satisfy such exception (which action may be taken by the Company or the Compensation Committee, as the case may be, without the consent of any eligible executive).

Amendment

The Board may amend or terminate the Plan at any time. However, no amendment shall increase the maximum award to an eligible executive without the consent of shareholders.

Miscellaneous Provisions

Nothing contained in the Plan shall give any eligible executive the right to be retained in the employment of the Company or affect the right of the Company to dismiss any eligible executive or employee. The Plan shall not constitute a contract between the Company and the eligible executive. Except as may be required by law, no amount payable under the Plan shall be subject to assignment in any manner by anticipation, pledge, bankruptcy, attachment, charge or encumbrance of any kind, nor in any manner be subject to the debts or liabilities of any eligible executive. The Company shall have the right to deduct from all payments made to any executive under the Plan any federal, state, local, foreign or other taxes which, in the opinion of the Company, are required to be withheld with respect to any payment provided under the Plan. Notwithstanding any other provision of the Plan, any payment made to an eligible executive pursuant to the Plan may be subject to repayment to the Company pursuant to any compensation recovery policy that may be maintained by the Company (including a compensation recovery policy adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act) or applicable law.

Governing Law

The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Admission Ticket
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EDT on April 26, 2012.
Vote by Internet
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www.envisionreports.com/cvgb
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•   Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, and 4.								+
1. Election of Directors*:	For	Withhold		For	Withhold		For	Withhold
01 - John F. Barrett	☐	☐	02 - Jeffrey H. Fox	☐	☐	03 - Joseph E. Gibbs	☐	☐
04 - Joan E. Herman	☐	☐	05 - Ronald L. Nelson	☐	☐	*for one-year terms

		For	Against	Abstain			For	Against	Abstain
2.	To ratify the appointment of the independent registered public accounting firm.	☐	☐	☐*	3.	To approve the Convergys Corporation Annual Executive Incentive Plan.	☐	☐	☐*

4.	To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐*	*	An abstention will count as a vote against the proposal.

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2012 Annual Meeting Admission Ticket

2012 Annual Meeting of

Convergys Corporation Shareholders

Thursday, April 26, 2012, 11:30 A.M. EDT

Atrium One Building

Fifth Floor

201 East Fourth Street

Cincinnati, OH 45202

Please tear off this Admission Ticket. If you plan to attend the annual meeting of shareholders,

you will need this ticket along with photo identification to gain admission to the meeting.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CONVERGYS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CONVERGYS

CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2012

The undersigned hereby appoints Philip A. Odeen, Jeffrey H. Fox, and Thomas L. Monahan III, and each or any of them, proxies, with full power of substitution, to represent and to vote all common shares of Convergys Corporation held of record by the undersigned on February 27, 2012, at the annual meeting of shareholders to be held on April 26, 2012 at 11:30 A.M. EDT, on the Fifth Floor, Atrium One Building, 201 East Fourth Street, Cincinnati, OH 45202, and at any adjournment thereof, notice of which meeting together with the related proxy statement have been received.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when executed will be voted in the manner directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR all of the nominees listed and FOR Proposals 2, 3 and 4.

(Continued on reverse side.)

Please mark, sign and date on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the

Convergys Corporation Shareholder Meeting to be Held on April 26, 2012

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/cvgb to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 12, 2012 to facilitate timely delivery.

Convergys Corporation’s Annual Meeting of Shareholders will be held on April 26, 2012 on the Fifth Floor, Atrium One Building, 201 East Fourth Street, Cincinnati, OH 45202, at 11:30 A.M. EDT.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the listed nominees, and FOR Proposals 2, 3 and 4.

1. Election of Directors: John F. Barrett, Jeffrey H. Fox, Joseph E. Gibbs, Joan E. Herman, and Ronald L. Nelson for one-year terms.

2. To ratify the appointment of the independent registered public accounting firm.

3. To consider approval of the Convergys Corporation Annual Executive Incentive Plan.

4. To consider approval, on an advisory basis, of the compensation of our named executive officers.

5. To conduct other business if properly brought before the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

2012 Annual Meeting Admission Ticket

2012 Annual Meeting of

Convergys Corporation Shareholders

Thursday, April 26, 2012, 11:30 A.M. EDT

Atrium One Building

Fifth Floor

201 E. Fourth Street

Cincinnati, OH 45202

If you plan to attend the annual meeting of shareholders,

you will need this ticket along with photo identification to gain admission to the meeting.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

E-mail copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→

Internet – Go to www.envisionreports.com/cvgb. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→

Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→

Email – Send email to investorvote@computershare.com with “Proxy Materials Convergys Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 12, 2012.

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